                                                                    EXHIBIT 2.1








================================================================================



                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                BETWEEN AND AMONG


                           NU SKIN ENTERPRISES, INC.,

                           BIG PLANET HOLDINGS, INC.,

                               BIG PLANET, INC. ,

                               NU SKIN USA, INC.,

                                RICHARD W. KING,

                                 KEVIN V. DOMAN,

                                       AND

                                 NATHAN W. RICKS





                                DATED MAY 3, 1999






================================================================================

                                TABLE OF CONTENTS


                                                                                                              PAGE NO.
                                                                                                              --------
1.       DEFINITIONS............................................................................................. 1

2.       ACCELERATION AND REDEMPTION OF RESTRICTED STOCK AWARDS AND OPTIONS...................................... 7

         2.1      Acceleration and Redemption of Options Held by Big Planet
                      Employees Pursuant to Amended and Restated 1998 Equity Plan................................ 7
         2.2      Acceleration and Redemption of King and Doman Redemption Shares................................ 7
         2.3      Acceleration and Redemption of Ricks Redemption Shares......................................... 8
         2.4      Redemption of Big Planet Common................................................................ 8

3.       THE MERGER.............................................................................................. 8

         3.1      Effective Time, Closing, Closing Date.......................................................... 8
         3.2      Effects of the Merger; Subsequent Actions...................................................... 9
         3.3      Certificate of Incorporation................................................................... 9
         3.4      Bylaws......................................................................................... 9
         3.5      Directors...................................................................................... 9
         3.6      Officers....................................................................................... 9
         3.7      Conversion of Shares........................................................................... 9
         3.8      Merger Consideration; Adjustment of Merger Consideration; Net Asset Difference.................10
         3.9      Stockholders Meeting...........................................................................11
         3.10     BP Holdings Shares.............................................................................12

4.       DISSENTING SHARES...................................................................................... 12

         4.1      Exchange of Certificates...................................................................... 12

5.       REPRESENTATIONS AND WARRANTIES OF BIG PLANET............................................................13

         5.1      Organization and Qualification of Big Planet...................................................13
         5.2      Authorization of Transaction...................................................................13
         5.3      Non-Contravention..............................................................................13
         5.4      Brokers' Fees..................................................................................14
         5.5      Title to Assets................................................................................14
         5.6      Subsidiaries...................................................................................14
         5.7      Territorial Restrictions.......................................................................14
         5.8      Financial Statements...........................................................................14
         5.9      Events Subsequent to Date of Financial Statements..............................................14
         5.10     Undisclosed Liabilities........................................................................16
         5.11     Legal Compliance; Permits......................................................................16
         5.12     Tax Matters....................................................................................17

                            TABLE OF CONTENTS CONT'D


                                                                                                              PAGE NO.
                                                                                                              --------
         5.13     Real Property..................................................................................18
         5.14     Intellectual Property..........................................................................19
         5.15     Tangible Assets................................................................................21
         5.16     Inventory......................................................................................21
         5.17     Contracts......................................................................................21
         5.18     Distributors and Customers.....................................................................22
         5.19     Suppliers; Vendors; Raw Materials..............................................................23
         5.20     Notes and Accounts Receivable..................................................................23
         5.21     Powers of Attorney.............................................................................23
         5.22     Insurance......................................................................................23
         5.23     Litigation.....................................................................................23
         5.24     Product Warranty...............................................................................24
         5.25     Product Liability..............................................................................24
         5.26     Employees......................................................................................24
         5.27     Employee Benefits..............................................................................24
         5.28     Guaranties.....................................................................................25
         5.29     Environmental, Health, and Safety Matters......................................................25
         5.30     Certain Business Relationships With Big Planet.................................................26
         5.31     Capitalization.................................................................................26
         5.32     Disclosure.....................................................................................27

6.       REPRESENTATIONS AND WARRANTIES OF BP HOLDINGS AND NU SKIN ENTERPRISES...................................27

         6.1      Organization of BP Holdings and Nu Skin Enterprises............................................27
         6.2      Authorization of Transaction...................................................................27
         6.3      Non-Contravention..............................................................................27
         6.4      Brokers' Fees..................................................................................28
         6.5      Acquisition Intent.............................................................................28
         6.6      Disclosure.....................................................................................28

7.       PRE-CLOSING COVENANTS...................................................................................28

         7.1      General........................................................................................28
         7.2      Notices, Consents and Regulatory Approvals.....................................................28
         7.3      Operation of Business..........................................................................29
         7.4      Preservation of Business.......................................................................29
         7.5      Full Access....................................................................................29
         7.6      Notice of Developments.........................................................................29
         7.7      Exclusivity....................................................................................29

                            TABLE OF CONTENTS CONT'D

                                                                                                              PAGE NO.
                                                                                                              --------
         8.1      Conditions to Obligations of BP Holdings and Nu Skin Enterprises...............................29
         8.2      Conditions to Obligations of Big Planet........................................................31
         8.3      Conditions to Obligations of Nu Skin USA...................................................... 32
         8.4      Conditions to Obligations of King, Doman, and Ricks........................................... 33

9.       TERMINATION OF AGREEMENT................................................................................34

10.      ADDITIONAL REPRESENTATIONS; COVENANTS AFTER CLOSING.....................................................34

         10.1     Arbitration....................................................................................34
         10.2     Representations and Warranties of Nu Skin USA..................................................35
         10.3     Representations and Warranties of King, Doman, and Ricks.......................................37
         10.4     Covenants Nu Skin USA, King, Doman, and Ricks..................................................38
         10.5     Voting Agreement and Grant of Irrevocable Proxy................................................39
         10.6     Non-Competition................................................................................39
         10.7     Non-Solicitation of Employees..................................................................40
         10.8     Indemnification................................................................................41
         10.9     Survival of Representations and Warranties.....................................................42
         10.10    Equity and Other Incentives....................................................................43
         10.11    Repayment of Debt..............................................................................43

11.      MISCELLANEOUS...........................................................................................43

         11.1     Press Releases and Public Announcements........................................................43
         11.2     No Third-Party Beneficiaries...................................................................43
         11.3     Entire Agreement...............................................................................43
         11.4     Succession and Assignment......................................................................43
         11.5     Counterparts...................................................................................44
         11.6     Headings.......................................................................................44
         11.7     Notices........................................................................................44
         11.8     Governing Law..................................................................................45
         11.9     Amendments and Waivers.........................................................................45
         11.10    Severability...................................................................................45
         11.11    Expenses.......................................................................................45
         11.12    Construction...................................................................................45
         11.13    Incorporation of Recitals, Exhibits, and Schedules.............................................46
         11.14    Specific Performance...........................................................................46
         11.15    Submission to Jurisdiction.....................................................................46
         11.16    Recovery of Litigation Costs...................................................................46

EXHIBITS AND SCHEDULES:

EXHIBIT "A"    --  CERTIFICATE OF MERGER
EXHIBIT "B"    --  ARTICLES OF MERGER
EXHIBIT "C"    --  FORM OF NU SKIN ENTERPRISES NOTE
EXHIBIT "D"    --  INDEMNIFICATION LIMITATION AGREEMENT AND FIRST AMENDMENT
                   TO INDEMNIFICATION LIMITATION AGREEMENT
EXHIBIT "E"    --  FINANCIAL STATEMENTS
EXHIBIT "F"    --  GOVERNMENTAL AGENCIES
EXHIBIT "G"    --  EQUITY AND OTHER INCENTIVES

DISCLOSURE SCHEDULE
     Section 5.3
     Section 5.5
     Section 5.7
     Section 5.9.10
     Section 5.9.18
     Section 5.9.19
     Section 5.9.21
     Section 5.11
     Section 5.12.1
     Section 5.13.2
     Section 5.14.1
     Section 5.14.2
     Section 5.14.3
     Section 5.14.3.4
     Section 5.14.4
     Section 5.17
     Section 5.17.1
     Section 5.17.2
     Section 5.17.3
     Section 5.17.4
     Section 5.17.5
     Section 5.17.6
     Section 5.17.7
     Section 5.17.8
     Section 5.17.9
     Section 5.17.10
     Section 5.17.11
     Section 5.17.12
     Section 5.17.13
     Section 5.17.14
     Section 5.18
     Section 5.19
     Section 5.22
     Section 5.23
     Section 5.24
     Section 5.27.1
     Section 5.31
     Section 8.14
     Section 10.11

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         This Agreement and Plan of Merger and Reorganization (the "Agreement") is entered into as of May 3, 1999, between and among Nu Skin Enterprises, Inc., a Delaware corporation ("Nu Skin Enterprises"), Big Planet Holdings, Inc., a Delaware corporation ("BP Holdings"), Big Planet, Inc., a Utah corporation ("Big Planet"), Nu Skin USA, Inc., a Delaware corporation ("Nu Skin USA"), Richard W. King, an individual ("King"), Kevin V. Doman, an individual ("Doman"), and Nathan W. Ricks, an individual ("Ricks"). Nu Skin Enterprises, BP Holdings, Big Planet, Nu Skin USA, King, Doman, and Ricks are referred to herein, collectively, as the "Parties" and, individually, as a "Party."

                                    RECITALS

         A. WHEREAS, the Board of Directors of BP Holdings and the Board of Directors of Big Planet have approved the merger of Big Planet with and into BP Holdings (the "Merger"), as set forth in this Agreement, and the Board of Directors of Big Planet has approved the Reorganization (as that term is defined below); and

         B. WHEREAS, the Board of Directors of Big Planet has, in light of and subject to the terms and conditions set forth herein, (i) determined that (a) the consideration to be paid by Big Planet in connection with the deemed exercise and cash-out of all options to purchase shares of Big Planet Common (as defined below) in the Reorganization (as defined below) that are held by Big Planet employees and the cash consideration to be paid by Big Planet to the holders of restricted stock awards of Big Planet Common, and the consideration to be paid by Big Planet to Ricks for the Ricks Redemption Shares (as defined below), is fair to Big Planet and to the holders of such options, awards, and capital stock, as the case may be, (b) the Reorganization is otherwise in the best interests of Big Planet and its stockholders, and (c) the Merger is otherwise in the best interests of Big Planet and its stockholders, and (ii) approved and adopted this Agreement and the transactions contemplated hereby and has recommended the approval and adoption of this Agreement and the transactions contemplated herein by the stockholders of Big Planet.

         NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                                    SECTION 1

                                   DEFINITIONS

1. DEFINITIONS.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended; provided, however, that, except as otherwise provided herein, (a) with respect to Nu Skin Enterprises, BP Holdings, or Nu Skin International, Inc., a Utah corporation, it shall not include Big Planet or Nu Skin USA, and (b) with respect to Big Planet or Nu Skin USA, it shall not include Nu Skin Enterprises, BP Holdings, or Nu Skin International, Inc., a Utah corporation.

         "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "BP Holdings" has the meaning set forth in the preface above.

         "BP Holdings Common" means the Common Stock, $0.001 par value per share, of BP Holdings.

         "Big 5 Accountant" has the meaning as set forth in Section 3.8.2 below.

         "Big Planet" has the meaning set forth in the preface above.

         "Big Planet Common" means the Common Stock, $0.001 par value per share, of Big Planet.

         "Big Planet Series A Preferred" means the Series A Preferred Stock, $0.001 par value per share, of Big Planet.

         "CERCLA" has the meaning set forth in Section 5.29.5 below.

         "Certificates" has the meaning set forth in Section 4.1 below.

         "Closing" has the meaning set forth in Section 3.1 below.

         "Closing Agreement" has the meaning set forth in Section 5.12.6 below.

         "Closing Balance Sheet" has the meaning set forth in Section 3.8.2 below.

         "Closing Date" has the meaning set forth in Section 3.1 below.

         "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company Representations" shall have the meaning set forth in Section
10.2.5 below.

         "Delaware Act" means the Delaware General Corporation Law, as amended.

         "Delaware Filing" has the meaning set forth in Section 3.1 below.

         "Delaware Secretary" means the Delaware Secretary of State.

         "Disclosure Schedule" has the meaning set forth in Section 5 below.

         "Dissenting Shares" has the meaning set forth in Section 4 below.

         "Doman" means Kevin V. Doman.

         "Doman Redemption Shares" has the meaning set forth in Section 2.2.2 below.

         "Draft Closing Balance Sheet" has the meaning set forth in Section
3.8.1 below.

         "Effective Time" has the meaning set forth in Section 3.1 below.

         "Employee Benefit Plan" means any Employee Pension Benefit Plan, Employee Welfare Benefit Plan or any fringe benefit or other retirement, bonus, or incentive plan or program.

         "Employee Option Shares" has the meaning set forth in Section 2.1 below.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means each entity that is treated as a single employer with Big Planet for purposes of Code Section 414.

         "Escrow Agreement" means the Escrow Agreement dated as of March 8, 1999 between and among Nu Skin Enterprises, Nu Skin USA and U.S. Bank National Association and certain stockholders of Nu Skin USA.

         "Escrow Amount" means that certain Escrow Amount as defined in the Escrow Agreement.

         "Financial Statements" has the meaning set forth in Section 5.8 below.

         "First Amendment to Indemnification Limitation Agreement" means that certain first amendment to the Indemnification Limitation Agreement dated as of May 3, 1999 signed by Nu Skin Enterprises, Nu Skin USA, King, Doman, Ricks, and certain other parties.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnification Limitation Agreement" means that certain Indemnification Limitation Agreement dated March 8, 1999 signed by Nu Skin Enterprises, Nu Skin USA, King, Doman, Ricks, and certain other parties. Subsequent to the execution of this Agreement the parties to the Indemnification Limitation Agreement anticipate entering into an Amended and Restated Indemnification Limitation Agreement, which will amend and restate the Indemnification Limitation Agreement to reflect the amendment made thereto by the First Amendment to Indemnification Limitation Agreement.

         "Indemnified Party" shall have the meaning set forth in 10.8.1 below.

         "Indemnifying Parties" shall have the meaning set forth in 10.8 below.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and re-examinations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or recorded on whatever medium).

         "King" means Richard W. King.

         "King Redemption Shares" has the meaning set forth in Section 2.2.1 below.

         "Knowledge" means actual knowledge of officers and directors, and employees with responsibility for the subject matter, after reasonable investigation.

         "Legal Action" means any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Merger" has the meaning set forth in Recital A above.

         "Merger Consideration" has the meaning set forth in Section 3.8 below.

         "Multi-employer Plan" has the meaning set forth in ERISA Section 3(37).

         "Net Asset Difference" has the meaning set forth in Section 3.8 below.

         "Net Assets" means the excess of the book value of the assets of an entity over the liabilities of the entity as determined in accordance with GAAP.

         "Nu Skin Enterprises" means Nu Skin Enterprises, Inc., a Delaware corporation.

         "Nu Skin Enterprises Class A Common" means the Class A Common Stock, $0.001 par value per share, of Nu Skin Enterprises.

         "Nu Skin Enterprises Note" has the meaning set forth in Section 3.7.3 below.

         "Nu Skin USA" means Nu Skin USA, Inc., a Delaware corporation and holder of the Big Planet Series A Preferred and certain shares of Big Planet Common.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Parties" and "Party" have the meanings set forth in the preface above.

         "Paying Agent" has the meaning set forth in Section 4.1 below.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Plan" has the meaning set forth in Section 2.1 below.

         "Recipients" has the meaning set forth in Section 3.8.1 below.

         "Reorganization" has the meaning set forth in Section 2 below.

         "Ricks" means Nathan W. Ricks.

         "Ricks Options" has the meaning set forth in Section 2.3 below.

         "Ricks Redemption Shares" has the meaning set forth in Section 2.3 below.

         "Securities Filings" shall have the meaning set forth in Section 10.2.6 below.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Stockholders Meeting" has the meaning set forth in Section 3.9.1 below.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient Securities to elect a majority of the directors.

         "Surviving Corporation" has the meaning set forth in Section 3 below.

         "SWDA" has the meaning set forth in Section 5.29.5 below.

         "Tax" or "Taxes" means any federal, state, county, local, or foreign taxes, charges, fees, levies or other assessments, including all net income, gross receipts, license, payroll, employment, excise, severance, stamp, business and occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, gains, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, ad valorem, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, imposed by any governmental authority including any interest, penalty, or addition thereto, whether disputed or not and any expenses incurred in connection with the determination, settlement or litigation of any tax liability.

         "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes Big Planet and any schedule thereto, and including any amendment thereof.

         "Tax Ruling" has the meaning set forth in Section 5.12.6 below.

         "Utah Act" means the Utah Revised Business Corporations Act, as amended.

         "Utah Division" means the Utah Department of Commerce, Division of Corporations and Commercial Code.

         "Utah Filing" has the meaning set forth in Section 3.1 below.

         "Year 2000 Basket" shall have the meaning set forth in Section 10.8.1 below.

         "Year 2000 Compliant" shall mean with respect to Big Planet's products, internal systems, including hardware, software, firmware, telecommunications systems, management information systems and other systems, that such products and systems accurately process Date Data (including, but not limited to, calculating, comparing, and sequencing) for, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including leap year calculations. The term "Date Data" shall mean any data or input that includes an indication of or reference to date and that is stored information and internal to functionality. Date calculations involving either a single century or multiple centuries will neither cause an abnormal ending nor generate incorrect or unexpected results. When sorting by date, all records will be sorted in accurate sequence. As used in the immediately preceding sentence, accurate sequence means, by way of example and without limitation, that records will be read, written and sorted in ascending order so that the year 1999 will be before the year 2000.


                                    SECTION 2

                               THE REORGANIZATION

2. ACCELERATION AND REDEMPTION OF RESTRICTED STOCK AWARDS AND OPTIONS. The transactions described in this Section 2 are referred to herein, collectively, as the "Reorganization."

         2.1 Acceleration and Redemption of Options Held by Big Planet Employees Pursuant to Amended and Restated 1998 Equity Plan. Immediately prior to the Effective Time and without any action on the part of the holders of options to acquire shares of Big Planet Common pursuant to Big Planet's Amended and Restated 1998 Equity Plan (the "Plan"), the vesting of all options to purchase shares of Big Planet Common currently held pursuant to the Plan (the "Employee Option Shares") will be accelerated and deemed exercised in accordance with the terms of the Plan, and the Employee Option Shares will be redeemed by Big Planet for a redemption price equal to (a) $0.50 per share (b) less the applicable exercise price and (c) any amounts required to be withheld by Big Planet for applicable tax withholdings. The redemption price for the Employee Option Shares will be paid by Company check or other acceptable form of payment.

         2.2 Acceleration and Redemption of King and Doman Redemption Shares.

                  2.2.1 King Redemption Shares. Immediately prior to the Effective Time, the vesting of all shares of Big Planet Common underlying the restricted stock award currently held by King (the "King Redemption Shares") will be accelerated and the King Redemption Shares will be redeemed by Big Planet for a redemption price equal to (a) $0.50 per share, (b) less any amount required to be withheld by Big Planet for applicable tax withholdings, and (c) less the amount of any debt due and owing by King to either Big Planet or Nu Skin Enterprises (which debt has been agreed to be repaid at the Closing pursuant to Section 10.11 below). The redemption price for the King Redemption Shares will be paid by wire transfer or other immediately available funds.

                  2.2.2 Doman Redemption Shares; Debt Repayment. Immediately prior to the Effective Time, the vesting of all shares of Big Planet Common underlying the restricted stock award currently held by Doman (the "Doman Redemption Shares") will be accelerated and the Doman Redemption Shares will be redeemed by Big Planet for a redemption price equal to (a) $0.50 per share, (b) less any amount required to be withheld by Big Planet for applicable tax withholdings, and (c) less the amount of any debt due and owing by Doman to either Big Planet or Nu Skin Enterprises (which debt has been agreed to be repaid pursuant to Section 10.11 below); provided, however, that Doman can, at his option, elect to defer the repayment of such debt (plus all accrued interest thereon) for one (1) year from the Closing Date, at which time Doman shall repay all debt then due and owing to either Big Planet or Nu Skin Enterprises in cash. All such debt (plus all accrued interest thereon) shall be secured by any and all future equity awards granted to Doman. Any proceeds received by Doman with respect to such equity awards shall immediately be paid to Nu Skin Enterprises until such debt and all accrued interest thereon has been paid in full. In the event Doman has not paid such debt in full within one (1) year from the Closing Date, Nu Skin Enterprises may, in its sole discretion, retain and cancel, and not deliver to Doman upon vesting, a number of shares of its capital stock underlying such equity awards and having a value equal to the principal amount of such debt (plus all accrued interest thereon) and any other out-of-pocket fees or expenses incurred by Nu Skin Enterprises in connection herewith. The number of shares of capital stock to be retained and canceled shall be determined by dividing the total aggregate amount of principal, accrued interest, and fees by the average closing sale price of such shares as reported on the New York Stock Exchange for the twenty
(20) trading day period ending on the trading day immediately prior to the Company's election to retain and cancel such shares. Doman shall be responsible for any tax consequences or Liability resulting from the debt repayment mechanism set forth in this Section 2.2.2. The redemption price for the Doman Redemption Shares will be paid by wire transfer or other immediately available funds.


         2.3 Acceleration and Redemption of the Ricks Redemption Shares. Prior to the Effective Time, the vesting of all of the options held by Ricks to acquire shares of Big Planet Common (which options are not held pursuant to the Plan) (the "Ricks Options") will be accelerated and deemed exercised (with the shares of Big Planet Common issued to Ricks upon the exercise thereof being referred to herein as the "Ricks Redemption Shares"). The Ricks Redemption Shares will be redeemed by Big Planet immediately prior to the Effective Time for a redemption price equal to (a) $0.50 per share, (b) less the exercise price for each of the Ricks Options, and (c) less the amount of any debt due and owing by Ricks to either Big Planet or Nu Skin Enterprises (which debt has been agreed to be repaid at the Closing pursuant to Section 10.11 below). The redemption price for the Ricks Redemption Shares will be paid by wire transfer or other immediately available funds.

         2.4 Redemption of Big Planet Common. Immediately prior to the Effective Time, all outstanding shares of Big Planet Common (other than the King Redemption Shares, the Doman Redemption Shares, and the Ricks Redemption Shares) granted pursuant to vested restricted stock awards or not otherwise referenced in this Section 2 shall be accelerated and redeemed by Big Planet for a redemption price equal to (a) $0.50 per share, (b) less any amount required to be withheld by Big Planet for applicable tax withholdings, and (c) less the amount of any debt due and owing by the holder thereof to either Big Planet or Nu Skin Enterprises.


                                    SECTION 3

                                   THE MERGER

3. THE MERGER. At the Effective Time and upon the terms and subject to the conditions of this Agreement, the Utah Act, and the Delaware Act, Big Planet shall be merged with and into BP Holdings, whereupon the separate corporate existence of Big Planet shall cease and BP Holdings shall continue as the surviving corporation (the "Surviving Corporation") under the name "Big Planet, Inc."

         3.1 Effective Time; Closing; Closing Date. As soon as practicable after the satisfaction or waiver of the conditions set forth in Section 8 below, the Parties will file a Certificate of Merger with the Delaware Secretary in the form attached hereto as Exhibit "A" and make all other filings or recordings required by the Delaware Act in connection with the Merger. In addition, as soon as practicable after the satisfaction or waiver of the conditions set forth in
Section 8 below and concurrently with the filing of the Certificate of Merger with the Delaware Secretary, the Parties will file Articles of Merger in the form attached hereto as Exhibit "B" with the Utah Division and make all other filings or recordings required by the Utah Act in connection with the Merger. The Merger shall become effective at such time a Certificate of Merger is duly filed with the Delaware Secretary (the "Delaware Filing") and Articles of Merger are duly filed with the Utah Division (the "Utah Filing"), or at such later time as is specified in the Delaware Filing (the "Effective Time"). In connection with the making of the Delaware Filing and the Utah Filing, a closing (the "Closing") shall be held at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 1000 Kearns Building, 136 South Main Street, Salt Lake City, Utah 84101-1685, or such other place as the Parties shall agree, for the purpose of confirming the satisfaction or waiver of the conditions set forth in Section 8 below and effecting the closing of the Reorganization and the Merger. The date on which the Closing is held is referred to herein as the "Closing Date".

         3.2 Effects of the Merger; Subsequent Actions. The Merger shall have the effects set forth under the Delaware Act and the Utah Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers, and franchises of Big Planet shall vest in the Surviving Corporation, and all debts, liabilities, and duties of Big Planet shall become the debts, liabilities, and duties of the Surviving Corporation. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect, or confirm of record or otherwise in the Surviving Corporation its right, title, or interest in, to, or under any of the rights, properties, or assets of Big Planet acquired or to be acquired by the Surviving Corporation as a result of or in connection with the Merger, or otherwise to carry out this Agreement or any of the transactions contemplated herein, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Big Planet, all such deeds, bills of sale, assignments, and assurances and to take and do, in the name and on behalf of each such corporation or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect, or confirm of record or otherwise any and all right, title, and interest in, to, and under such rights, properties, or assets of the Surviving Corporation or otherwise to carry out this Agreement and the transactions contemplated hereby.

         3.3 Certificate of Incorporation. The Certificate of Incorporation of BP Holdings in effect immediately prior to the Effective Time, as amended pursuant to the Merger, shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with the Delaware Act or other applicable law.

         3.4 Bylaws. The Bylaws of BP Holdings in effect immediately prior to the Effective Time, as amended pursuant to the Merger, shall be the Bylaws of the Surviving Corporation until amended in accordance with the Delaware Act or other applicable law.

         3.5 Directors. The directors of BP Holdings at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and until his or her successor is duly elected and qualified.

         3.6 Officers. The officers of BP Holdings at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and until his or her successor is duly appointed and qualified.

         3.7 Conversion of Shares.

                  3.7.1 Big Planet Series A Preferred. Each share of Big Planet Series A Preferred issued and outstanding and held by the holder thereof (as evidenced in the records of Big Planet) immediately prior to the Effective Time (other than shares of Big Planet Series A Preferred held in the treasury of Big Planet and other than any Dissenting Shares) shall be canceled and extinguished and be converted into the right to receive (i) cash in the amount of $0.50 per share and (ii) a promissory note (the "Nu Skin Enterprises Note") in the original principal amount of $0.50 per share. The Nu Skin Enterprises Note shall be substantially in the form attached hereto as Exhibit "C" and shall be payable over three (3) years in equal quarterly payments of principal and interest with interest accruing at six and one-half percent (6.50%) per annum. The aggregate original principal amount of the Nu Skin Enterprises Note shall be equal to (x) $0.50 multiplied by (y) the number of shares of Big Planet Series A Preferred held by the holder of the Nu Skin Enterprises Note. As provided in the Nu Skin Enterprises Note, Nu Skin Enterprises may set off against the Nu Skin Enterprises Note all adjustments to the Merger Consideration pursuant to Section
3.8 below and all amounts from time to time owing to Nu Skin Enterprises or BP Holdings or any of their respective Affiliates (other than Nu Skin USA) by Nu Skin USA or others, subject to the limitations and restrictions set forth in the Indemnification Limitation Agreement, a copy of which is attached hereto as Exhibit "D", as the same has been amended by the First Amendment to Indemnification Limitation Agreement, a copy of which is also attached hereto as Exhibit "D".

                  3.7.2 Big Planet Common. Any shares of Big Planet Common that have not been redeemed as provided in Section 2 above prior to the Effective Time will be converted at the Effective Time into the right to receive cash in the amount of $0.50 per share.

         3.8 Merger Consideration; Adjustment of Merger Consideration; Net Asset Difference. The cash and the Nu Skin Enterprises Note (referred to in Section
3.7.1 above) to be paid and issued pursuant to Section 3.7 above and all cash paid pursuant to Section 2 above in connection with the Reorganization are, collectively, referred to herein as the "Merger Consideration"; provided, however, that the Merger Consideration shall be adjusted as provided in the immediately following sentence. If the Net Assets of Big Planet, as reflected on the Closing Date Balance Sheet are less than Big Planet's Net Assets on December 31, 1998 by an amount in excess of $200,000 (which excess, if any, is referred to herein as the "Net Asset Difference"), the Merger Consideration shall be adjusted dollar-for-dollar in an amount equal to the Net Asset Difference, and Nu Skin Enterprises shall be entitled to an adjustment in the Merger Consideration in an amount equal to the Net Asset Difference; provided, however, that for purposes of calculating the Net Asset Difference, (a) $7,899,528 in related-party receivables shall be excluded from the December 31, 1998 Balance Sheet and (b) a total of up to $7,500,000 in loans made by Nu Skin Enterprises to Big Planet shall be excluded from the Closing Date Balance Sheet, in determining the Net Asset Difference. Any adjustment in the Merger Consideration resulting from a Net Asset Difference, as determined in accordance with this
Section 3.8, may, in Nu Skin Enterprises' sole discretion, be effected by (i) offsets against the Nu Skin Enterprises Note, (ii) disbursements of funds from the Escrow Amount in accordance with the Escrow Agreement, or (iii) offsets against King's, Doman's, or Ricks' right to receive equity incentives and cash bonuses earned and owing to them as provided by Exhibit "G" attached hereto. Any adjustment to the Merger Consideration resulting from a Net Asset Difference, as determined in accordance with this Section 3.8, shall not be subject to the applicable basket or cap set forth in the Indemnification Limitation Agreement, as amended by the First Amendment to Indemnification Limitation Agreement.

                  3.8.1 Draft Closing Date Balance Sheet. Within sixty (60) days after the date of the Closing, Nu Skin Enterprises will prepare and deliver to Nu Skin USA, King, Doman, and Ricks (collectively, the "Recipients") a draft unaudited consolidated balance sheet (the "Draft Closing Date Balance Sheet") of Big Planet as of the date of the Closing (determined on a pro forma basis as though the Parties had not consummated the transactions contemplated by this Agreement). Nu Skin Enterprises will prepare the Draft Closing Date Balance Sheet in accordance with GAAP applied on a basis consistent with the preparation of Big Planet's December 31, 1998 balance sheet; provided, however, that assets, liabilities, gains, losses, revenues, and expenses in interim periods or as of dates other than year-end (which normally are determined through the application of so-called interim accounting conventions or procedures) will be determined, for purposes of the Draft Closing Date Balance Sheet, through full application of the procedures used in preparing Big Planet's December 31, 1998 balance sheet.

                  3.8.2 Objections to Draft Closing Date Balance Sheet; Appointment of "Big 5" Accounting Firm. If the Recipients have any objections to the Draft Closing Date Balance Sheet, they shall deliver a detailed statement describing their objections to Nu Skin Enterprises within thirty (30) days after receiving the Draft Closing Date Balance Sheet. Nu Skin Enterprises and the Recipients will then use reasonable efforts to resolve any such objections themselves. If Nu Skin Enterprises and the Recipients do not agree on a final resolution of such objections within thirty (30) days after Nu Skin Enterprises receive the Recipients' statement describing their objections, Nu Skin Enterprises shall appoint one of the so-called "Big 5" national accounting firms to resolve any remaining objections to the Draft Closing Date Balance Sheet; provided, however, that the "Big 5" accounting firm so appointed shall not at that time be engaged by Nu Skin Enterprises to provide it with auditing services (the "'Big 5' Accountant"). The appointment of the "Big 5" Accountant by Nu Skin Enterprises, as provided by this Section 3.8.2, and the determinations and conclusions of the "Big 5" Accountant pursuant hereto, shall be conclusive and binding upon the Parties. Nu Skin Enterprises will revise the Draft Closing Date Balance Sheet, as appropriate, to reflect the resolution of any objections thereto pursuant to this Section 3.8.2. For purposes of this Agreement, the term "Closing Date Balance Sheet" shall mean the Draft Closing Date Balance Sheet together with any revisions made thereto by Nu Skin Enterprises pursuant to this
Section 3.8.2. In the event Nu Skin Enterprises and the Recipients submit any unresolved objections to the Draft Closing Balance Sheet to the "Big 5" Accountant for resolution as provided above in this Section 3.8.2, Nu Skin Enterprises and the Recipients will share equally the fees and expenses of the "Big 5" Accountant.

         3.9 Stockholders Meeting. As soon as practicable after the date of this Agreement, Big Planet shall in accordance with the Utah Act and any other applicable law:

                  3.9.1 establish and give any required notices of a record date for the taking of action by written consent or duly call, give notice of, convene, and hold an annual or special meeting of its stockholders (such action or meeting, the "Stockholders Meeting") for the purpose of considering and taking action upon this Agreement and the transactions contemplated hereby, including the Reorganization and the Merger;

                  3.9.2 include in any proxy statement delivered to the stockholders of Big Planet the recommendation of Big Planet's Board of Directors that the stockholders of Big Planet vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby, including the Reorganization and the Merger; and

                  3.9.3 use its reasonable best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby, including the Reorganization and the Merger.

         3.10 BP Holdings Shares. Each share of BP Holdings Common issued and outstanding at the Effective Time shall remain issued and outstanding shares of BP Holdings, as the Surviving Corporation following the Merger, and shall continue to be held by Nu Skin Enterprises.


                                    SECTION 4

                      DISSENTING SHARES; EXCHANGE OF SHARES

4. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Big Planet Common or Big Planet Series A Preferred outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares of Big Planet Common or Big Planet Series A Preferred in accordance with the Utah Act ("Dissenting Shares") shall not be converted pursuant to Section 3.7 above unless such holder fails to perfect or withdraws or otherwise loses his, her, or its right to appraisal under the Utah Act. If such holder fails to perfect or withdraws or loses his, her, or its right to appraisal, such shares of Big Planet Common or Big Planet Series A Preferred shall be treated as if they were not Dissenting Shares and had been converted as of the Effective Time pursuant to Section 3.7 above.

         4.1 Exchange of Certificates. From and after the Effective Time, Nu Skin Enterprises shall act as paying agent (the "Paying Agent") in effecting the payment of the Merger Consideration upon surrender of certificates (the "Certificates") that, prior to the Effective Time, represented shares of Big Planet Common or Big Planet Series A Preferred. Upon the surrender of each such Certificate formerly representing shares of Big Planet Common or Big Planet Series A Preferred, the Paying Agent shall pay the holder of such Certificate the Merger Consideration to be paid to such holder pursuant to Section 3.7 above in exchange therefor, and such Certificate shall forthwith be canceled. Until so surrendered and exchanged, each such Certificate (other than Certificates representing Dissenting Shares or shares of Big Planet Common or Big Planet Series A Preferred held by Big Planet) shall represent solely the right to receive the Merger Consideration into which such certificate may be converted pursuant to Section 3.7 above. No interest shall be paid or shall accrue on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any Person other than the Person in whose name the Certificate formerly representing shares of Big Planet Common or Big Planet Series A Preferred surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

                  4.1.1 Deposit of Merger Consideration. Nu Skin Enterprises shall hold in trust the Merger Consideration to which holders of shares of Big Planet Common or Big Planet Series A Preferred shall be entitled at the Effective Time.

                  4.1.2 Letter of Transmittal and Instructions. Promptly after the Effective Time, Big Planet will, or will request the Paying Agent to, mail to each record holder of Certificates that immediately prior to the Effective Time represented shares of Big Planet Common or Big Planet Series A Preferred a form of letter of transmittal and instructions for use in surrendering such Certificates and receiving the Merger Consideration in exchange therefor.

                  4.1.3 No Transfers After Effective Time. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Big Planet Common or Big Planet Series A Preferred. If, after the Effective Time, Certificates formerly representing shares of Big Planet Common or Big Planet Series A Preferred are presented to the Surviving Corporation or the Paying Agent, they shall be canceled and exchanged for the Merger Consideration, as provided in this Section 4, subject to the Utah Act and other applicable law in the case of Dissenting Shares.


                                    SECTION 5

                  REPRESENTATIONS AND WARRANTIES OF BIG PLANET

5. REPRESENTATIONS AND WARRANTIES OF BIG PLANET. Big Planet represents and warrants to each of BP Holdings and Nu Skin Enterprises that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5), except as set forth in the disclosure schedule attached to this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered paragraphs contained in this Section 5 and as referenced in Sections 8.1.4 and 10.11 below. Nu Skin Enterprises and BP Holdings shall have the right to rely on the following representations and warranties notwithstanding any investigation or inquiry conducted by them relating to the business of Big Planet and no such investigation shall limit or in any way restrict the indemnification obligations of Nu Skin USA, King, Doman, or Ricks under Section 10.8 below.

         5.1 Organization and Qualification of Big Planet. Big Planet is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah and is qualified in each state or jurisdiction in which the nature of its business or assets requires it to be so qualified except to the extent a failure to so qualify would not have a material adverse effect on the business of Big Planet, taken as a whole.

         5.2 Authorization of Transaction. Big Planet has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the Board of Directors of Big Planet has duly authorized the execution, delivery, and performance of this Agreement by Big Planet. This Agreement constitutes the valid and legally binding obligation of Big Planet, enforceable in accordance with its terms and conditions.

         5.3 Non-Contravention. Except as set forth in Section 5.3 of the Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the Reorganization and the Merger), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Big Planet is subject or any provision of the articles of incorporation or bylaws of Big Planet; or (ii) without the prior specific written approval of Nu Skin Enterprises after the date hereof, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which Big Planet is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets); or (iii) without the prior written approval of Nu Skin Enterprises after the date hereof, conflict with or violate or cause the termination or suspension of any license, permit, authority, certificate, or approval issued by any governmental agency or authority and held by Big Planet. Except as listed in Section 5.3 of the Disclosure Schedule, Big Planet has caused to be filed all notices and applications for authorization, consent, or approval required pursuant to the applicable requirements of the Communications Act of 1934, as amended, and applicable state telecommunications laws in order for the Parties to consummate the transactions contemplated by this Agreement (including, but not limited to, the Reorganization and the Merger).

         5.4 Brokers' Fees. Big Planet has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which BP Holdings or Nu Skin Enterprises could become liable or obligated.

         5.5 Title to Assets. Except as set forth in Section 5.5 of the Disclosure Schedule, Big Planet has good and marketable title to, a valid leasehold interest in, or license to, the properties and assets used by it in the business, located on its premises, or shown on the Financial Statements or acquired after the date thereof, free and clear of all Security Interests or restrictions on transfer, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Financial Statements. The assets of Big Planet as of the date hereof and as of the Closing Date constitute all of the assets necessary to operate the business of Big Planet as currently conducted.

         5.6 Subsidiaries. Big Planet has no Subsidiaries.

         5.7 Territorial Restrictions. Except as set forth in Section 5.7 of the Disclosure Schedule, Big Planet is not restricted by any written agreement or understanding with any other Person from carrying on its business anywhere in the world.

         5.8 Financial Statements. Attached hereto as Exhibit "E" are the following financial statements of Big Planet (collectively, the "Financial Statements"): (i) an audited balance sheet and audited statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 1998, and (ii) an unaudited balance sheet and unaudited statements of income, changes in stockholder equity, and cash flow as of and for the three (3) month period ended March 31, 1999. The Financial Statements have been prepared in accordance with GAAP (except that they contain no footnotes disclosing information not otherwise disclosed in the Disclosure Schedule and the unaudited statement may be subject to normal and customary adjustments) applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Big Planet as of such dates and the results of the operations of Big Planet for such periods, are correct and complete, and are consistent with the books and records of Big Planet (which books and records are also correct and complete).

         5.9 Events Subsequent to Date of Financial Statements. Except as otherwise approved in writing by Nu Skin Enterprises, after the date hereof, since March 31, 1999, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Big Planet. Without limiting the generality of the foregoing, since that date:

                  5.9.1 Big Planet has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, outside the Ordinary Course of Business;

                  5.9.2 Big Planet has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, or licenses) outside the Ordinary Course of Business involving more than $10,000 individually or $100,000 in the aggregate;

                  5.9.3 No Person (including Big Planet) has accelerated, terminated, materially modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, or licenses) involving more than $10,000 individually or $100,000 in the aggregate to which Big Planet is a party or by which it is bound;

                  5.9.4 Big Planet has not imposed any Security Interest upon any of its assets, tangible or intangible;

                  5.9.5 Big Planet has not made any capital expenditure (or series of related capital expenditures) outside the Ordinary Course of Business and involving more than $10,000 individually or $100,000 in the aggregate;

                  5.9.6 Big Planet has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, or acquisitions) involving more than $10,000 individually or $100,000 in the aggregate;

                  5.9.7 Big Planet has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligations either involving more than $10,000 individually or $100,000 in the aggregate;

                  5.9.8 Big Planet has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  5.9.9 Big Planet has not canceled, compromised, waived, or released any right or claim (or series of related rights or claims) outside the Ordinary Course of Business and involving more than $10,000 individually or $100,000 in the aggregate;

                  5.9.10 Except as described in Section 5.9.10 of the Disclosure Schedule, Big Planet has not granted any license or sublicense of any rights under or with respect to any Intellectual Property outside the Ordinary Course of Business;

                  5.9.11 there has been no change made or authorized in the Articles of Incorporation or Bylaws of Big Planet;

                  5.9.12 Big Planet has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  5.9.13 Except as contemplated herein, Big Planet has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  5.9.14 Big Planet has not experienced any damage, destruction, or loss (whether or not covered by insurance) to any of its assets or property in excess of $20,000;

                  5.9.15 Big Planet has not made any loan to, or entered into any other transaction with, any of its directors, officers, or employees outside the Ordinary Course of Business;

                  5.9.16 Big Planet has not entered into any employment contract or collective bargaining agreement (whether written or oral), or modified the terms of any existing such contract or agreement;

                  5.9.17 Big Planet has not granted any increase in the base compensation of any of its directors, officers, or employees outside the Ordinary Course of Business;

                  5.9.18 Except as set forth in Section 5.9.18 of the Disclosure Schedule, Big Planet has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, or employees (or taken any such action with respect to any other Employee Benefit Plan);

                  5.9.19 Except as set forth in Section 5.9.19 of the Disclosure Schedule, no officer of Big Planet has received an increase in salary in excess of $5,000;

                  5.9.20 Big Planet has not made or pledged to make any material charitable or other capital contribution;

                  5.9.21 Except as disclosed in Section 5.9.21 of the Disclosure Schedule, there has not been any other occurrence, event, incident, action, failure to act, or transaction involving Big Planet that has had or that could reasonably be expected to have a material adverse effect on the business of Big Planet, taken as a whole; and

                  5.9.22 Big Planet has not committed to any of the foregoing.

         5.10 Undisclosed Liabilities. Big Planet has no Liability (and there is no Basis for any present or to its Knowledge, future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of the balance sheet included in the Financial Statements (rather than in any notes thereto) and (ii) Liabilities that have arisen after March 31, 1999 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         5.11 Legal Compliance; Permits. Except for any failures to comply that individually or in the aggregate would not have a material adverse effect on the business of Big Planet, taken as a whole, Big Planet and its predecessors and Affiliates have complied in all respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all federal, state, local, and foreign governments (and all agencies thereof), and with the terms and conditions of all material licenses, permits, certificates, approvals, and authorities issued by any governmental agency or authority, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Except as disclosed in Section 5.11 of the Disclosure Schedule, Big Planet has obtained and currently possesses all material licenses, permits, certificates, authorities and approvals necessary to operate its business as currently conducted including, without limitation, all required domestic and international telecommunications and electronic commerce licenses, permits, certificates, approvals and authorities. Subject to receipt of the approvals noted in Section 5.11 of the Disclosure Schedule, all such licenses, permits, certificates, approvals and authorities will be validly transferred to BP Holdings or its subsidiaries in connection with the Merger.

         5.12 Tax Matters.

                  5.12.1 Big Planet has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. Except for taxes that will be due and owing for calendar year 1999, all Taxes due and owed by Big Planet have been paid. Except as set forth in
Section 5.12.1 of the Disclosure Schedule, Big Planet currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any taxing authority in a jurisdiction where Big Planet does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets or properties of Big Planet that arose in connection with any failure (or alleged failure) to pay any Tax.

                  5.12.2 Big Planet has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third-party.

                  5.12.3 Neither Big Planet nor any employee responsible for Tax matters expects any taxing authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of Big Planet either (i) claimed or raised by any taxing authority in writing or (ii) as to which any of Big Planet and the directors and officers (and employees responsible for Tax matters) of Big Planet has Knowledge based upon personal contact with any agent of such taxing authority. Big Planet has delivered to BP Holdings correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Big Planet since January 1, 1998. None of Big Planet's Tax Returns are the subject of an audit.

                  5.12.4 Big Planet has not waived any statute of limitations for the assessment of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  5.12.5 No power of attorney currently in force has been granted by Big Planet concerning any Tax matter.

                  5.12.6 Big Planet has not received a Tax Ruling (as that term is defined below) or entered into a Closing Agreement (as that term is defined below) with any taxing authority that would have a continuing adverse effect after the Closing Date. "Tax Ruling" shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement" shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

                  5.12.7 The unpaid Taxes of Big Planet (i) did not, as of March 31, 1999, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet included in the Financial Statements (rather than in any notes thereto) (excluding, however, any taxes that are incurred as a result of the transactions contemplated by this Agreement being treated as a sale of assets) and (ii) do not exceed that reserve as adjusted for the passage of time up to the Closing Date in accordance with the past custom and practice of Big Planet in filing its Tax Returns.

                  5.12.8 Big Planet is not a party to any Tax allocation or sharing agreement. Big Planet (i) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return or (ii) has no Liability for the Taxes of any Person (other than Big Planet) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         5.13 Real Property.

                  5.13.1 Big Planet does not now own and has never owned any real property.

                  5.13.2 Section 5.13.2 of the Disclosure Schedule lists and describes briefly all real property leased or subleased to Big Planet except for real estate subleased or leased to Big Planet by Nu Skin Enterprises, its subsidiary Nu Skin International, Inc., or any of their respective Affiliates. Big Planet has delivered to BP Holdings correct and complete copies of the leases and subleases listed in 5.13.2 of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in 5.13.2 of the Disclosure Schedule:

                         5.13.2.1 the lease or sublease is legal, valid,
binding, enforceable, and in full force and effect;

                         5.13.2.2 the lease or sublease will continue to be
legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the Reorganization and the Merger), subject to receipt of any required third-party consents or approvals and possible renegotiation of the lease or sublease terms (subject to the prior written approval thereof by Nu Skin Enterprises) disclosed in Section 5.13.2 or Section 5.17 of the Disclosure Schedule;

                         5.13.2.3 Big Planet is not and, to Big Planet's
Knowledge, no other party to the lease or sublease is in breach or default thereunder, and no event has occurred that, with notice or lapse of time, would constitute a breach or default by such party or permit termination, modification, or acceleration thereunder;

                         5.13.2.4 Big Planet has not and, to Big Planet's
Knowledge, no other party to the lease or sublease has repudiated any provision thereof;

                         5.13.2.5 there are no disputes, oral agreements, or
forbearance programs in effect as to the lease or sublease;

                         5.13.2.6 Big Planet has not assigned, transferred,
conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                         5.13.2.7 all facilities leased or subleased by Big
Planet have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation of Big Planet's business and have been operated and maintained in accordance with all applicable laws, rules, and regulations.

         5.14 Intellectual Property.

                  5.14.1 Big Planet owns free of encumbrances or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of Big Planet as presently conducted and as presently proposed to be conducted. Except as set forth in Section 5.14.1 of the Disclosure Schedule, each item of Intellectual Property owned or used by Big Planet immediately prior to the Closing will be owned or available for use by Big Planet on identical terms and conditions immediately subsequent to the Closing. Big Planet has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

                  5.14.2 Except as set forth in Section 5.14.2 of the Disclosure Schedule, Big Planet has not infringed upon, misappropriated, or otherwise violated any Intellectual Property rights of third-parties, and none of Big Planet or its directors and officers (or employees with responsibility for Intellectual Property matters) has ever received any charge, complaint, claim, demand, or notice alleging any such infringement, misappropriation, or violation (including any claim that Big Planet must license or refrain from using any Intellectual Property rights of any third-party). To the Knowledge of Big Planet, no third-party has infringed upon, misappropriated, or otherwise violated any Intellectual Property rights of Big Planet.

                  5.14.3 Section 5.14.3 of the Disclosure Schedule identifies each patent or registration that has been issued to Big Planet with respect to any of its Intellectual Property, identifies each pending patent application or application for registration that Big Planet has made with respect to any of its Intellectual Property, and identifies each material license, agreement, or other permission that Big Planet has granted to any third-party with respect to any of its Intellectual Property (together with any exceptions thereto). Big Planet has delivered or has made available or will make available to Nu Skin Enterprises correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available or will make available to Nu Skin Enterprises correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 5.14.3 of the Disclosure Schedule also identifies each material trade name or unregistered trademark used by Big Planet in connection with its business. With respect to each item of Intellectual Property required to be identified in 5.14.3 of the Disclosure
Schedule:

                         5.14.3.1 Big Planet possesses all right, title, and
interest in and to its proprietary Intellectual Property free and clear of any Security Interest, license, or other restriction;

                         5.14.3.2 Each item of Big Planet's proprietary
Intellectual Property (and to its knowledge without inquiry of third-parties) each item of non-proprietary Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                         5.14.3.3 No action, suit, proceeding, hearing,
investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of Big Planet, is threatened that challenges the legality, validity, enforceability, use, or ownership of the item; and

                         5.14.3.4 Except as generally disclosed in Section
5.14.3.4 of the Disclosure Schedule with respect to Big Planet's distributors and specifically disclosed with respect to other Persons, Big Planet has never agreed to indemnify any Person for or against any infringement, misappropriation, or other conflict with respect to the item.

                  5.14.4 Section 5.14.4 of the Disclosure Schedule identifies each material license, sublicense, agreement or permission with any Person relating to any Intellectual Property used by Big Planet. Big Planet has delivered to BP Holdings or Nu Skin Enterprises correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). Except as set forth in Section 5.14.4 of the Disclosure Schedule, with respect to each such license, sublicense, agreement or permission identified in
5.14.4 of the Disclosure Schedule:

                         5.14.4.1 The license, sublicense, agreement, or
permission is legal, valid, binding, enforceable, and in full force and effect;

                         5.14.4.2 The license, sublicense, agreement, or
permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the Reorganization and the Merger);

                         5.14.4.3 Big Planet has not and, to its Knowledge, no
other party to any such license, sublicense, agreement, or permission is in breach or default, and no event has occurred that, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                         5.14.4.4 Big Planet has not and, to its Knowledge, no
other party to any such license, sublicense, agreement, or permission has repudiated any provision thereof;

                         5.14.4.5 Neither the license, sublicense, agreement or
permission nor (to its knowledge without inquiry of third-parties) the underlying item of Intellectual Property is subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                         5.14.4.6 No action, suit, proceeding, hearing,
investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of Big Planet, is threatened that challenges the legality, validity, or enforceability of the license, sublicense, agreement, permission or underlying item of Intellectual Property; and

                         5.14.4.7 Big Planet has not granted any sublicense or
similar right with respect to any such license, sublicense, agreement, or permission other than in the Ordinary Course of Business.

                  5.14.5 To the Knowledge of Big Planet, Big Planet will not interfere with, infringe upon, misappropriate, or otherwise violate any Intellectual Property rights of third-parties as a result of the continued operation of its business as presently conducted and as presently proposed to be conducted.

                  5.14.6 Big Planet has no Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third-parties have developed that reasonably could be expected to supersede or make obsolete any product or process of Big Planet.

         5.15 Tangible Assets. Big Planet owns or leases all tangible assets used in its business. Each such tangible asset is free from patent defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

         5.16 Inventory. All of the inventory of Big Planet consists of manufactured and purchased goods in process, and finished goods, all of which are merchantable and fit for the purpose for which they were procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory write-down set forth on the face of the balance sheet included in the Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Big Planet.

         5.17 Contracts. Section 5.17 of the Disclosure Schedule lists the following contracts and other agreements to which Big Planet is a party:

                  5.17.1 any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

                  5.17.2 any agreement (or group of related agreements) for the purchase, sale, or license (in-bound or out-bound) of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one (1) year, result in a loss to Big Planet, or involve consideration in excess of $10,000;

                  5.17.3 any agreement concerning any partnership, joint venture, or strategic alliance;

                  5.17.4 except as set forth in Section 5.17.4 of the Disclosure Schedule, Big Planet is not a party to any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  5.17.5 any agreement concerning confidentiality or non-competition except confidentiality agreements with network marketing distributors and employees;

                  5.17.6 any agreement between Big Planet and any Affiliates of Big Planet;

                  5.17.7 any profit sharing, stock option, stock award, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of Big Planet's current or former directors, officers, or employees;

                  5.17.8 any collective bargaining agreement;

                  5.17.9 any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $10,000 or providing severance benefits;

                  5.17.10 any agreement under which Big Planet has advanced or loaned any amount to any of its directors, officers, or employees outside the Ordinary Course of Business;

                  5.17.11 any agreement under which the consequences of a default or termination could have or could reasonably be expected to have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Big Planet;

                  5.17.12 any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000;

                  5.17.13 any agreements with any telecommunications providers, Internet service providers, licensors of technology (including software), web page designers and service providers, consumer finance or credit card finance companies, or any agreements related to electronic commerce transactions in excess of $10,000; or

                  5.17.14 all contracts and other agreements to which Big Planet is a party and that require Big Planet to make minimum purchases thereunder or that contain minimum purchase obligations in excess of $250,000 in any twelve
(12) month period, and, except as set forth in Section 5.17.14 of the Disclosure Schedule, Big Planet is not a party to any contract or other agreement that requires it to make minimum purchases or that contains minimum purchase obligations in excess of $250,000 in any twelve (12) month period.

Big Planet has delivered to BP Holdings or Nu Skin Enterprises a correct and complete copy of each written agreement listed in Section 5.17 of the Disclosure Schedule (as each such agreement has been amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in
Section 5.17 of the Disclosure Schedule. Except as set forth in Section 5.17 of the Disclosure Schedules, with respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) subject to the required consents from applicable third-parties, the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the Reorganization and the Merger); (iii) Big Planet is not and, to its Knowledge, no other Person is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) Big Planet has not and, to its Knowledge, no other party under the agreement has notified Big Planet that such party has, repudiated any provision of the agreement.

         5.18 Distributors and Customers. Section 5.18 of the Disclosure Schedule sets forth (i) the names and addresses of all executive level and above distributors and all customers of Big Planet that ordered goods and services from Big Planet with an aggregate value for each such distributor and customer of $5,000 or more during the last twelve (12) months and (ii) the amount for which each such customer was invoiced during such period. Big Planet has not received any notice or has no reason to believe that any significant distributor or customer of Big Planet (A) has ceased, or will cease, to use the products, goods, or services of Big Planet, (B) has substantially reduced or will substantially reduce the purchase of products, goods, or services of Big Planet, or (C) has sought, or is seeking, to reduce the price it will pay for products, goods, or services of Big Planet, including in each case after the consummation of the transactions contemplated hereby. To the Knowledge of Big Planet, no executive level or above distributor of Big Planet has threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement. Big Planet has no arrangements or agreements with any of its distributors that are not offered to all of its distributors generally.

         5.19 Suppliers; Vendors; Raw Materials. Section 5.19 of the Disclosure Schedule sets forth (i) the names and addresses of all suppliers from whom Big Planet ordered supplies, products, merchandise, and other goods and services with an aggregate purchase price for each such supplier of $10,000 or more during the last twelve (12) months, and (ii) the amount for which each such supplier invoiced Big Planet during such period. Big Planet has not received any notice or has no reason to believe that there has been any material adverse change in the price of such raw materials, supplies, products, merchandise, or other goods or services, or that any such supplier will not sell raw materials, supplies, products, merchandise, and other goods to Big Planet at any time after the Closing Date on terms and conditions similar to those used in its current sales to Big Planet, subject to general and customary price increases. To the Knowledge of Big Planet, no supplier of Big Planet described in clause (i) of the first sentence of this Section 5.19 has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

         5.20 Notes and Accounts Receivable. All notes and accounts receivable of Big Planet are reflected properly on its books and records, are valid receivables subject to no set-offs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the balance sheet included in the Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Big Planet.

         5.21 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Big Planet.

         5.22 Insurance. Section 5.22 of the Disclosure Schedule lists all insurance policies to which Big Planet is a party. Each of Big Planet's insurance policies (i) is legal, valid binding, enforceable, and in full force and effect; (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the Reorganization and the Merger);
(iii) is not in default, nor is any party thereto in material breach thereof, (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration under the policy; and (iv) has never been repudiated nor has any party to such policy repudiated any provision thereof.

                  5.22.1 Big Planet has been covered since October 1997 by insurance in scope and amount customary and reasonable for the business during the aforementioned period. Section 5.22 of the Disclosure Schedule describes any self-insurance arrangements affecting Big Planet.

         5.23 Litigation. Section 5.23 of the Disclosure Schedule sets forth each instance in which Big Planet (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) is a party or, to the Knowledge of Big Planet, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Except as set forth in Section 5.23 of the Disclosure Schedule, none of the actions, suits, proceedings, hearings, and investigations set forth in Section 5.23 of the Disclosure Schedule could result or could reasonably be expected to result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of Big Planet. Neither Big Planet nor any of its directors or officers (and employees with responsibility for litigation matters) has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against Big Planet.

         5.24 Product Warranty. Each product sold, leased, distributed, or delivered by Big Planet has conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and Big Planet has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) for replacement or repair of such products or other damages in connection with such products, subject only to the reserve for product warranty claims set forth on the face of the balance sheet included in the Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Big Planet. No product sold, leased, distributed, or delivered by Big Planet is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section
5.24 of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for Big Planet (containing applicable guaranty, warranty, and indemnity provisions).

         5.25 Product Liability. Big Planet has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product sold, leased, distributed, or delivered by Big Planet.

         5.26 Employees. Big Planet is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Big Planet has not committed any unfair labor practice. Neither Big Planet nor any of its directors or officers (and employees with responsibility for employment matters) has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to any of the employees of Big Planet. There are no administrative charges or legal actions against Big Planet concerning alleged employment discrimination, harassment or other employment related matters, pending or threatened, before the U.S. Equal Employment Opportunity Commission or any court or other governmental or regulatory body or authority.

         5.27 Employee Benefits.

                  5.27.1 Section 5.27.1 of the Disclosure Schedule lists each Employee Benefit Plan that Big Planet maintains or to which Big Planet contributes or has any obligation to contribute.

                         5.27.1.1 Each such Employee Benefit Plan (and each
related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and all other applicable laws.

                         5.27.1.2 All required reports and descriptions
(including Form 5500 Annual Reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met in all material respects with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

                         5.27.1.3 All contributions (including all employer
contributions and employee salary reduction contributions) that are due have been paid to each such Employee Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Big Planet and are listed on schedule 5.27.1 of the Disclosure Schedule. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

                         5.27.1.4 Each such Employee Benefit Plan that is an
Employee Pension Benefit Plan intending to meet the requirements of a "qualified plan" under Code Section 401(a) is listed as such on Section 5.27.1 of the Disclosure Schedule, is so qualified, and has received, within the last two (2) years, a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and Big Planet is not aware of any facts or circumstances that could result in the revocation of such determination letter.

                         5.27.1.5 The market value of assets under each such
Employee Benefit Plan that is an Employee Pension Benefit Plan (other than any Multi-employer Plan) equals or exceeds the present value of all vested and non-vested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                         5.27.1.6 Big Planet has delivered to BP Holdings
correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, Form 5500 Annual Reports, and all related schedules for the past three (3) years and any interim financial statement or actuarial valuations issued subsequent to the last available Form 5500, and all related trust agreements, insurance contracts, and other funding agreements that implement each such Employee Benefit Plan.

                  5.27.2 With respect to each Employee Benefit Plan that Big Planet and any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute, no such Employee Benefit Plan is or has been subject to Title IV of ERISA or is a Multi-employer Plan and neither Big Planet nor any ERISA Affiliate has, or is expected to have, any Liability with respect thereto.

                  5.27.3 Big Planet does not maintain or contribute to, has never maintained or contributed to, or has ever been required to contribute to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

         5.28 Guaranties. Big Planet is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

         5.29 Environmental, Health, and Safety Matters.

                  5.29.1 Big Planet and its predecessors and Affiliates have complied and are in compliance in each case in all material respects with all Environmental, Health, and Safety Requirements.

                  5.29.2 Without limiting the generality of the foregoing, Big Planet and its predecessors and Affiliates have obtained and complied with, and are in compliance with, in each case in all material respects, all permits, licenses, and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business.

                  5.29.3 Neither Big Planet nor its predecessors or Affiliates have received any written or oral notice, report, or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise), including any investigatory, remedial, or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

                  5.29.4 None of the following exists at any property or facility owned or operated by Big Planet: (i) underground storage tanks, (ii) asbestos-containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas.

                  5.29.5 Big Planet has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including, without limitation, any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages, or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA"), or any other Environmental, Health, and Safety Requirements.

                  5.29.6 Neither Big Planet nor any of its predecessors or Affiliates has, either expressly or by operation of law, assumed or undertaken any Liability, including, without limitation, any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

                  5.29.7 No facts, events, or conditions relating to the past or present facilities, properties, or operations of Big Planet or any of its predecessors or Affiliates will prevent, hinder, or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial, or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other Liabilities pursuant to Environmental, Health, and Safety Requirements, including, without limitation, any relating to onsite or offsite releases or threatened releases of hazardous materials, substances, or wastes, personal injury, property damage, or natural resources damage.

         5.30 Certain Business Relationships With Big Planet. No officer of Big Planet has been involved in any business arrangement or relationship other than an employment relationship with Big Planet during the past twelve (12) months, and none of Big Planet's officers, directors, or employees and their respective Affiliates owns any asset, tangible or intangible, that is used in the business of Big Planet.

         5.31 Capitalization. The entire authorized capital stock of Big Planet consists of 110,000,000 shares of Big Planet Common, $0.001 par value per share, of which a total of 3,857,553 shares are issued and outstanding and 40,000,000 shares of Big Planet Series A Preferred, $0.001 par value per share, of which a total of 29,163,243 shares are issued and outstanding. All of the issued and outstanding shares of Big Planet capital stock have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record by the respective stockholders as set forth on Section 5.31 of the Disclosure Schedule. Except as contemplated by this Agreement and the Exhibits attached hereto, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, co-sale rights, pre-emptive rights, or other contracts or commitments that could require Big Planet to issue, sell, or otherwise cause to become outstanding any additional shares of its capital stock. Except as contemplated by this Agreement and the Exhibits attached hereto, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Big Planet. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Big Planet.

         5.32 Disclosure. The representations and warranties contained in this
Section 5 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5 not misleading.


                                    SECTION 6

                  REPRESENTATIONS AND WARRANTIES OF BP HOLDINGS
                             AND NU SKIN ENTERPRISES

6. REPRESENTATIONS AND WARRANTIES OF BP HOLDINGS AND NU SKIN ENTERPRISES. BP Holdings and Nu Skin Enterprises each represent and warrant to Big Planet that the statements contained in this Section 6 are correct and complete as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 6). Big Planet shall have the right to rely on the following representations and warranties notwithstanding any investigation or inquiry conducted by it relating to the business of Nu Skin Enterprises and BP Holdings.

         6.1 Organization of BP Holdings and Nu Skin Enterprises. Each of BP Holdings and Nu Skin Enterprises is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. BP Holdings is a newly formed, wholly-owned subsidiary of Nu Skin Enterprises and has conducted no business prior to the date hereof.

         6.2 Authorization of Transaction. Each of BP Holdings and Nu Skin Enterprises has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of BP Holdings and Nu Skin Enterprises, enforceable in accordance with its terms and conditions.

         6.3 Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the Reorganization and Merger), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either BP Holdings or Nu Skin Enterprises is subject or any provision of its Articles or Certificate of Incorporation or Bylaws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which BP Holdings or Nu Skin Enterprises is a party or by which it is bound or to which any of its assets is subject. Except for the filing of a Notification and Report Form for Certain Mergers and Acquisitions required under the Hart-Scott-Rodino Act, neither BP Holdings nor Nu Skin Enterprises needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the Merger.

         6.4 Brokers' Fees. BP Holdings and Nu Skin Enterprises have no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Big Planet could become liable or obligated.

         6.5 Acquisition Intent. Nu Skin Enterprises does not currently intend to sell off, spin out, or otherwise dispose of the equity interests it is acquiring or will hold in, or the assets of, Big Planet or BP Holdings subsequent to the Closing.

         6.6 Disclosure. The representations and warranties contained in Sections 6.1, 6.2, 6.3, 6.4, and 6.5 do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 6 not misleading.


                                    SECTION 7

                              PRE-CLOSING COVENANTS

7. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

         7.1 General. Each of the Parties will use its commercially reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 8.

         7.2 Notices, Consents and Regulatory Approvals. Big Planet will give any notices to third parties, and Big Planet will use its reasonable best efforts to obtain any third-party consents, that BP Holdings or Nu Skin Enterprises may request or that are required in order to consummate the transactions contemplated herein. Each of the Parties will give any notices to, make any filings with, and use its commercially reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the transactions referred to in this Agreement. Without limiting the generality of the foregoing, each of the Parties will file any Notification and Report Forms and related materials that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its commercially reasonable best efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith. Each of the Parties agrees to cooperate, in good faith, with the other Parties in obtaining consents and approvals from governmental authorities, including, without limitation, approvals from state and federal telecommunications regulatory agencies, including, without limitation, the consent and approval of the governmental agencies listed on Exhibit "F" attached hereto.

         7.3 Operation of Business. Big Planet will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business without the prior written approval of Nu Skin Enterprises after the date hereof. Without limiting the generality of the foregoing, without the prior written approval of Nu Skin Enterprises, Big Planet will not (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 5.9 above, or (iii) enter into any contract or agreement outside the Ordinary Course of Business, or any contract or agreement in the Ordinary Course of Business, that involves the payment of more than $100,000 in consideration or that has any minimum purchase requirements or obligations.

         7.4 Preservation of Business. Without the prior written approval of Nu Skin Enterprises after the date hereof, Big Planet will keep its business, properties, and assets substantially intact, including its present operations, physical facilities, working conditions, relationships with distributors, lessors, licensors, suppliers, customers, employees, and governmental authorities, as well as its licenses, permits, certificates, authorities, and approvals.

         7.5 Full Access. Big Planet will permit representatives of BP Holdings and Nu Skin Enterprises to have full access to all premises, properties, assets, personnel, books, records (including Tax records), contracts, and documents of or pertaining to Big Planet or its business or operations.

         7.6 Notice of Developments. Each Party will give prompt written notice to the other Parties of any material adverse development causing a breach of any of its own representations and warranties in respective Sections of this Agreement above. No disclosure by Big Planet pursuant to this Section 7.6, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         7.7 Exclusivity. Big Planet will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other Securities, or any substantial portion of the assets, of Big Planet (including any acquisition structured as a merger, consolidation, or share exchange), or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Big Planet will notify BP Holdings and Skin Enterprises immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.


                                    SECTION 8

                       CONDITIONS TO OBLIGATIONS TO CLOSE

         8.1 Conditions to Obligations of BP Holdings and Nu Skin Enterprises. The obligations of BP Holdings and Nu Skin Enterprises to consummate the transactions to be performed by them in connection with the Closing are subject to satisfaction of the following conditions any or all of which may be waived in writing by BP Holdings and Nu Skin Enterprises, in their sole discretion, prior to the Closing:

                  8.1.1 the representations and warranties set forth in Section 5 above and Section 10 below that are qualified by materiality shall be true and correct in all respects at and as of the Closing Date and the representations and warranties set forth in Section 5 above and Section 10 below that are not qualified by materiality shall be true in all material respects at and as of the Closing Date;

                  8.1.2 Big Planet, Nu Skin USA, King, Doman, and Ricks shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing Date;

                  8.1.3 Big Planet, Nu Skin USA, King, Doman, and Ricks shall have procured all of the third-party and governmental consents and approvals specified in Section 7 above;

                  8.1.4 no action, suit, or proceeding shall be pending or, to Big Planet's Knowledge, threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) except as disclosed in Section 8.1.4 of the Disclosure Schedule, affect adversely the right of BP Holdings or Nu Skin Enterprises to operate the former business of Big Planet;

                  8.1.5 the Reorganization shall have been consummated;

                  8.1.6 the transactions contemplated herein shall have been approved by the Board of Directors and shareholders of Big Planet;

                  8.1.7 Big Planet shall have delivered to BP Holdings and Nu Skin Enterprises a certificate to the effect that each of the conditions specified in Sections 8.1.1 through 8.1.6 above are satisfied in all respects;

                  8.1.8 all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

                  8.1.9 BP Holdings and Nu Skin Enterprises shall have received from counsel to Big Planet an opinion in form and substance reasonably acceptable to BP Holdings and Nu Skin Enterprises and their counsel, addressed to BP Holdings and Nu Skin Enterprises and dated as of the Closing Date;

                  8.1.10 all actions to be taken by Big Planet in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to BP Holdings and Nu Skin Enterprises;

                  8.1.11 BP Holdings and Nu Skin Enterprises shall have completed their due diligence investigation of Big Planet and the information gathered in such investigation shall be satisfactory to BP Holdings and Nu Skin Enterprises, in their sole and absolute discretion;

                  8.1.12 Big Planet shall not have experienced any event or events that individually or in the aggregate, in the reasonable judgment of Nu Skin Enterprises, constitutes a material adverse change in Big Planet's financial condition, business or prospects;

                  8.1.13 the contracts with Amteva Technologies, Inc. and UUNET Technologies, Inc. will be renegotiated in a manner satisfactory to Nu Skin Enterprises, and the non-binding letter of intent with TelQuest Satellite Services LLC will be resolved in a manner satisfactory to Nu Skin Enterprises and no contract or agreement shall be entered into with TelQuest Satellite Services LLC without the prior written consent of Nu Skin Enterprises;

                  8.1.14 an Amended and Restated Indemnification Limitation Agreement (which shall reflect the terms of the Indemnification Limitation Agreement, as amended by the First Amendment to Indemnification Limitation Agreement) shall have been entered into subsequent to the execution of this Agreement and shall be originally executed by each of the Stockholders (as that term is defined in the First Amendment to Indemnification Limitation Agreement) who executed the Indemnification Limitation Agreement, and a copy thereof shall have been delivered to BP Holdings and Nu Skin Enterprises; and

                  8.1.15 Nu Skin USA shall have contributed all of its right, title, and interest in and to the leasehold improvements at the Big Planet operations center to Big Planet.

Either BP Holdings or Nu Skin Enterprises may waive any condition specified in this Section 8.1 if it executes a writing so stating at or prior to the Closing Date.

         8.2 Conditions to Obligations of Big Planet. The obligation of Big Planet to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions, any or all of which may be waived in writing by Big Planet, in its sole discretion, prior to the Closing:

                  8.2.1 the representations and warranties set forth in Section 6 above shall be true and correct in all material respects at and as of the Closing Date;

                  8.2.2 BP Holdings and Nu Skin Enterprises shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing Date;

                  8.2.3 no action, suit, or proceeding shall be pending or, to the Knowledge of Nu Skin Enterprises or Big Planet Holdings, threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  8.2.4 the Board of Directors and stockholder of BP Holdings shall have approved the transactions contemplated in this Agreement;

                  8.2.5 BP Holdings and Nu Skin Enterprises shall have delivered to Big Planet a certificate to the effect that each of the conditions specified in Section 8.2.1 through 8.2.4 above are satisfied in all respects;

                  8.2.6 all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

                  8.2.7 Big Planet shall have received from counsel to BP Holdings and Nu Skin Enterprises an opinion in form and substance reasonably acceptable to Big Planet and its counsel, addressed to Big Planet and dated as of the Closing Date;

                  8.2.8 if the Parties are otherwise prepared to close the transactions contemplated by this Agreement at a time at which Big Planet has not competed the renegotiation of the contracts with Amteva Technologies, Inc. or UUNET Technologies, Inc. (as contemplated by Section 8.1.13 above), Nu Skin Enterprises shall agree to defer the Closing for an additional thirty (30) days (or such lesser number of days agreed to by Big Planet) in order to allow Big Planet to attempt to complete the renegotiation of such contracts.

                  8.2.9 all actions to be taken by BP Holdings and Nu Skin Enterprises in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Big Planet.

Big Planet may waive any condition specified in this Section 8.2 if it executes a writing so stating at or prior to the Closing Date.

         8.3 Conditions to Obligations of Nu Skin USA. The obligations of Nu Skin USA to consummate the transactions to be performed by it in connection with the Closing are subject to satisfaction of the following conditions, any or all of which may be waived in writing by Nu Skin USA, in its sole discretion, prior to the Closing:

                  8.3.1 The representations and warranties set forth in Section 6 above shall be true and correct in all material respects at and as of the Closing Date;

                  8.3.2 Big Planet, BP Holdings, and Nu Skin Enterprises shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing Date;

                  8.3.3 No action, suit, or proceeding shall be pending or, to the Knowledge of Nu Skin Enterprises or Big Planet Holdings, threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  8.3.4 The Board of Directors and stockholder of BP Holdings shall have approved the transactions contemplated in this Agreement;

                  8.3.5 All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated; and

                  8.3.6 All actions to be taken by BP Holdings and Nu Skin Enterprises in connection with the consummation of the transactions as contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Nu Skin USA.

         8.4 Conditions to Obligations of King, Doman, and Ricks. The obligations of King, Doman, and Ricks to consummate the transactions to be performed by them in connection with the Reorganization are subject to satisfaction of the following conditions, any or all of which may be waived by King, Doman, and Ricks, individually or collectively and in their sole discretion, by executing a writing so stating at or prior the Closing:

                  8.4.1 The representations and warranties set forth in Section 6 above shall be true and correct in all material respects at and as of the Closing Date;

                  8.4.2 Big Planet, BP Holdings, and Nu Skin Enterprises shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing Date;

                  8.4.3 No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of the Reorganization, or (ii) cause the Reorganization to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  8.4.4 The Board of Directors and stockholder of BP Holdings shall have approved the Reorganization;

                  8.4.5 The Reorganization shall have been consummated; and

                  8.4.6 All actions to be taken by BP Holdings and Nu Skin Enterprises in connection with the consummation of the transactions as contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to King, Doman, and Ricks.


                                    SECTION 9

                                   TERMINATION

9. TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

         9.1 The Parties hereto may terminate this Agreement by mutual written consent at any time prior to the Closing;

         9.2 BP Holdings or Nu Skin Enterprises may terminate this Agreement by giving written notice to Big Planet on or before the sixtieth (60th) day following the date of this Agreement if either BP Holdings or Nu Skin Enterprises is not satisfied with the results of its continuing business, legal, and accounting due diligence regarding Big Planet;

         9.3 Either BP Holdings or Nu Skin Enterprises may terminate this Agreement by giving written notice to Big Planet at any time prior to the Closing (i) in the event Big Planet or Nu Skin USA, or King, Doman, or Ricks has breached any representation, warranty, or covenant contained in this Agreement in any material respect; provided, however, that Nu Skin Enterprises or BP Holdings has notified the breaching Party of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach; or (ii) if the Closing shall not have occurred on or before August 15, 1999, by reason of the failure of any condition precedent under Section 8.1 above (unless the failure results primarily from BP Holdings or Nu Skin Enterprises itself breaching any representation, warranty, or covenant contained in this Agreement); and

         9.4 Big Planet may terminate this Agreement by giving written notice to BP Holdings or Nu Skin Enterprises at any time prior to the Closing (i) in the event either BP Holdings or Nu Skin Enterprises has breached any material representation, warranty, or covenant contained in this Agreement in any material respect; provided, however, that Big Planet has notified Nu Skin Enterprises and Big Planet of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach; or (ii) if the Closing shall not have occurred on or before August 15, 1999, by reason of the failure of any condition precedent under Section 8 above (unless the failure results primarily from Big Planet itself breaching any representation, warranty, or covenant contained in this Agreement).

         9.5 King, Doman, or Ricks may terminate their respective obligations under this Agreement by giving written notice to Big Planet, BP Holdings, and Nu Skin Enterprises at any time prior to the Closing (i) in the event either BP Holdings or Nu Skin Enterprises has breached any material representation, warranty, or covenant contained in this Agreement in any material respect; provided, however, that King, Doman, or Ricks have notified Big Planet, BP Holdings, and Nu Skin Enterprises of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach; or
(ii) if the Closing shall not have occurred on or before August 15, 1999, by reason of the failure of any condition precedent under Section 8 above (unless the failure results primarily from King, Doman, or Ricks breaching any representation, warranty, or covenant contained in this Agreement.

         9.6 If this Agreement is terminated pursuant to this Section 9, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).


                                   SECTION 10

             ADDITIONAL REPRESENTATIONS, WARRANTIES AND AGREEMENTS;
                             COVENANTS AFTER CLOSING

10. ADDITIONAL AGREEMENTS; COVENANTS AFTER CLOSING.

         10.1 Arbitration. Except for actions for equitable relief such as injunctions and specific performance or as otherwise provided in this Agreement, any dispute or claim arising under or relating to this Agreement shall be resolved by final and binding arbitration, before a panel of three (3) arbitrators, which arbitration proceeding shall be conducted exclusively in Salt Lake City, Utah (unless otherwise agreed by the Parties in writing), under the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered may be entered in any court having jurisdiction. Any Party may initiate an arbitration proceeding under this Section 10.1.

         10.2 Representations and Warranties of Nu Skin USA. Nu Skin USA represents and warrants to each of BP Holdings and Nu Skin Enterprises that the statements contained in this Section 10.2 are correct and complete as of the date of this Agreement and will be true and correct as of the Closing Date

(as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 10.2), as follows:

                  10.2.1 Organization and Qualification of Nu Skin USA. Nu Skin USA is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified in each state or jurisdiction in which the nature of its business or assets requires it to be so qualified.

                  10.2.2. Authorization of Transaction. Nu Skin USA has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the Board of Directors and the requisite number of stockholders of Nu Skin USA has duly authorized the execution, delivery, and performance of this Agreement by Nu Skin USA. This Agreement constitutes the valid and legally binding obligation of Nu Skin USA, enforceable in accordance with its terms and conditions.

                  10.2.3 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the Reorganization and the Merger), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Nu Skin USA is subject or any provision of the Certificate of Incorporation or bylaws of Nu Skin USA; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Nu Skin USA is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets); or (iii) conflict with or violate or cause the termination or suspension of any license, permit, authority, certificate, or approval issued by any governmental agency or authority and held by Nu Skin USA. Nu Skin USA does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or authority in order for the Parties to consummate the transactions contemplated by this Agreement (including the Reorganization and the Merger).

                  10.2.4 Brokers' Fees. Nu Skin USA has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which BP Holdings or Nu Skin Enterprises could become liable or obligated.

                  10.2.5 Company Representations. The representations and warranties of Big Planet made in Section 5 of this Agreement (the "Company Representations") which are qualified as to materiality are true and correct and the Company Representations which are not so qualified are true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though newly made at and as of that time.

                  10.2.6 Securities Filings. Nu Skin USA hereby acknowledges that Nu Skin Enterprises has delivered to it a copy of (i) the Nu Skin Enterprises' Annual Report on Form 10-K for the year ended December 31, 1998 and
(ii) Current Reports on Form 8-K dated March 23, 1999, February 4, 1999, and October 16, 1998 (collectively, the "Securities Filings"). Nu Skin USA, has received and is in possession of the Securities Filings and has reviewed the Securities Filings and such other information regarding Nu Skin Enterprises and its business and business plan as Nu Skin USA deems relevant to make an informed decision to enter into the transactions contemplated herein. Nu Skin USA together with its legal, tax and financial advisers have investigated Nu Skin Enterprises and its business and have negotiated the transactions contemplated herein and have independently determined to enter into such transactions. No representation is being or has been made by Nu Skin Enterprises or its advisers to Nu Skin USA regarding the tax or other effects to Nu Skin USA of the transactions contemplated herein. Notwithstanding the foregoing, Nu Skin USA shall be entitled to rely on the representations and warranties made by BP Holdings and Nu Skin Enterprises as set forth in Section 6 above and nothing herein shall limit or diminish Nu Skin USA's right to rely on such representations and warranties.

                  10.2.7 Litigation. There is no action, suit, claim, investigation or proceeding (or, to its Knowledge, any basis for any person to assert any claim likely to result in liability or any other adverse determination) pending against, or to its Knowledge, threatened against or affecting it or its properties before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby. As of the date hereof, neither it nor its properties is subject to any order, writ, judgment, injunction, decree, determination or award which would prevent or delay the consummation of the transactions contemplated hereby.

                  10.2.8 Title to Big Planet Series A Preferred. Nu Skin USA has good and marketable title to all of the shares of Big Planet Series A Preferred and Big Planet Common held of record or beneficially by it, free and clear of all Security Interests or restrictions on transfer.

                  10.2.9 Investment Representations. Nu Skin USA hereby represents and warrants to each of BP Holdings and Nu Skin Enterprises as follows:

                         10.2.9.1 Nu Skin USA is capable of evaluating the
merits and risks of the transactions contemplated by this Agreement and has the capacity to protect its own interests and to bear the economic risk of the transactions contemplated herein. Nu Skin USA has conducted all of the due diligence and investigation on BP Holdings and Nu Skin Enterprises and their respective officers and directors that it deemed necessary or proper in evaluating whether to enter into this Agreement and the transactions contemplated hereby. In addition, Nu Skin USA has reviewed the books and records of BP Holdings and Nu Skin Enterprises and has obtained such information as it has considered relevant and important in making a decision to enter into this Agreement and the transactions contemplated herein. Nu Skin USA has also had an opportunity to ask questions of the officers and directors of BP Holdings and Nu Skin Enterprises, which questions have been answered to its complete and full satisfaction. Nu Skin USA relying solely on such investigation in determining whether to enter into this Agreement and the transactions contemplated hereby.

                         10.2.9.2 Nu Skin USA is entering into this Agreement
and the transactions contemplated hereby for its own account, not as a nominee or agent, and not with the view to, or for any resale or redistribution of any of Nu Skin Enterprise's securities involved in any of the transactions contemplated herein.

                         10.2.9.3 Nu Skin USA has received and read the
Securities Filings.

                  10.2.10 Disclosure. The representations and warranties contained in Sections 10.2.1 through 10.2.9 above do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 10.2 not misleading.

         10.3 Representations and Warranties of King, Doman, and Ricks. Each of King, Doman, and Ricks hereby represent and warrant to Big Planet, Nu Skin Enterprises, and BP Holdings that the statements contained in this Section 10.3 are correct and complete as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 10.3), as follows:

                  10.3.1 Authority. He has the legal capacity and all necessary right, power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby without any consent, approval, power, authority or participation of or from his spouse, partner or other Affiliate.

                  10.3.2 Valid Execution and Delivery. This Agreement has been duly and validly executed and delivered by him and constitutes his legal, valid and binding agreement and obligation enforceable against him in accordance with its terms. He has good and marketable title to the shares of Big Planet Common, restricted stock awards of Big Planet Common or options to acquire Big Planet Common owned by him free and clear of any claims, restrictions, liens or encumbrances.

                  10.3.3 Non-Contravention. The execution, delivery and performance by him of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to him or any of his properties; (ii) conflict with, or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation, or loss of any benefit to which he is entitled under any provision of any agreement, contract, license or other instrument binding upon him or any of his properties, or allow the acceleration of the performance of, any of his obligations under any indenture, mortgage, deed of trust, lease, license, contract, instrument or other agreement to which he is a party or by which he or any of his properties is subject or bound; or (iii) result in the creation or imposition of any liens, security interests, pledges, mortgages, encumbrances or claims of third-parties on any of his assets, except in the case of clauses (i),
(ii) and (iii) for any such contraventions, conflicts, violations, breaches, terminations, defaults, cancellations, losses, accelerations and liens which would not individually or in the aggregate materially interfere with the consummation of the transactions contemplated by this Agreement.

                  10.3.4 Affiliate and Governmental Authorities. The execution, delivery and performance by him of this Agreement and the consummation of the transactions contemplated hereby by him require no action by or in respect of, or filing with, any affiliate, governmental body, agency, official or authority.

                  10.3.5 Litigation. There is no action, suit, claim, investigation or proceeding (or, to his Knowledge, any basis for any person to assert any claim likely to result in liability or any other adverse determination) pending against, or to his Knowledge, threatened against or affecting him or his properties before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby. As of the date hereof, neither he nor his properties is subject to any order, writ, judgment, injunction, decree, determination or award which would prevent or delay the consummation of the transactions contemplated hereby.

                  10.3.6 Company Representations. The Company Representations which are qualified as to materiality are true and correct and the Company Representations which are not so qualified are true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing as though newly made at and as of that time.

                  10.3.7 King, Doman, and Ricks Disclosure. Each of King, Doman, and Ricks are capable of evaluating the merits and risks of the transactions contemplated by this Agreement and have the capacity to protect their own interests and to bear the economic risk of the transactions contemplated herein. King, Doman, and Ricks have each conducted all of the due diligence and investigation on BP Holdings and Nu Skin Enterprises and their respective officers and directors that they deemed necessary or proper in evaluating whether to enter into this Agreement and the transactions contemplated hereby. In addition, each of King, Doman, and Ricks have reviewed the books and records of BP Holdings and Nu Skin Enterprises and have obtained such information as they have considered relevant and important in making a decision to enter into this Agreement and the transactions contemplated herein. King, Doman, and Ricks have also had an opportunity to ask questions of the officers and directors of Big Planet regarding the redemptions contemplated by Sections 2.2, 2.3, and 2.4 above, respectively, in connection with the Reorganization, which questions have been answered to their complete and full satisfaction. King, Doman, and Ricks are relying solely on such investigation in determining whether to enter into this Agreement and the transactions contemplated hereby. Furthermore, King, Doman, and Ricks, with their respective legal, tax, and financial advisers, have negotiated the transactions contemplated herein and have independently determined to enter into the Reorganization, as contemplated hereby. King, Doman, and Ricks alone, or with the assistance of their respective legal, tax, and financial advisers, are knowledgeable and experienced in financial and business matters and are capable of making an informed decision to enter into the transactions contemplated hereby. No representation is being or has been made by BP Holdings or Nu Skin Enterprises, or any of their advisers, agents, or representatives, to King, Doman, or Ricks regarding the tax or other effects to them of the transactions contemplated herein. Notwithstanding the foregoing, King, Doman, and Ricks shall be entitled to rely on the representations and warranties made by BP Holdings and Nu Skin Enterprises, as set forth in Section 6 above, and nothing herein shall limit or diminish King's, Doman's, or Ricks' right to rely on such representations and warranties.

                  10.3.8 Title to Restricted Stock Awards and Ricks Options. King and Doman have good and marketable title to the restricted stock awards described in Sections 2.2 and 2.3 above, and Ricks has good and marketable title to the Ricks Options, in each case free and clear of all Security Interests or restrictions on transfer.

                  10.3.9 Disclosure. The representations and warranties contained in Sections 10.3.1 through 10.3.8 above do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 10.3 not misleading.

         10.4 Covenants of Nu Skin USA, King, Doman, and Ricks. Each of Nu Skin USA King, Doman, and Ricks hereby agree as follows:

                  10.4.1 Except as provided for herein, not to (either directly or indirectly) sell, transfer, pledge, assign, hypothecate or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment, hypothecation or other disposition of their shares of Big Planet Common or Big Planet Series A Preferred owned by them or which they have the right to acquire or enter into any discussions or negotiations with any third-parties with respect to any of the foregoing:

                  10.4.2 Except as provided for herein, not to (either directly or indirectly) grant any proxies with respect to any of the shares of Big Planet Common or Big Planet Series A Preferred owned by them or which they have the right to acquire, as the case may be, deposit any such shares into a voting trust or enter into a voting agreement with respect to any such shares;

                  10.4.3 Except as provided for herein, not to (either directly or indirectly) take any action which would make any of their representations or warranties herein untrue or incorrect in any material respect; and

                  10.4.4 Deliver to Big Planet in connection with the Reorganization and the Closing of the Merger as provided herein, the original stock certificates representing all shares of Big Planet Common or Big Planet Series A Preferred owned of record or beneficially by them and to be redeemed in the Reorganization or converted and exchanged in the Merger with original stock powers executed in blank transferring all redeemed shares to Big Planet and together with originally executed assignments of any options to acquire shares of Big Planet Common or Big Planet Series A Preferred.

         10.5 Voting Agreement and Grant of Irrevocable Proxy. Each of Nu Skin USA, King, Doman, and Ricks hereby consents to and approves all of the terms of this Agreement and the Reorganization and the Merger and the other agreements delivered pursuant hereto, and agrees to vote all of his or its shares of Big Planet Common or Big Planet Series A Preferred and any other voting securities of Big Planet that he or it may own, or have the power to vote (i) in favor of the approval and adoption of the Merger and the Reorganization at any meeting of the stockholders of Big Planet; (ii) in any manner consistent with the terms of the Merger and the Reorganization; and (iii) against any other mergers, recapitalizations, business combinations, sales of assets, liquidations or similar transactions involving Big Planet, or any other matters which would be inconsistent with this Agreement or the other transactions contemplated by the Merger and the Reorganization. In furtherance of such voting agreement, each of them hereby revokes any and all previous proxies with respect to any of Big Planet Common or Big Planet Series A Preferred owned by him or it and hereby grants to Nu Skin Enterprises an irrevocable proxy and irrevocably appoints Nu Skin Enterprises or its designees, with full power of substitution, as his or its attorney and proxy to vote all of the shares of Big Planet Common or Big Planet Series A Preferred owned by him or it, as the case may be, and any other voting securities of Big Planet that any of them may own, at any meeting of the stockholders of Big Planet however called, or in connection with any action by written consent by the stockholders of Big Planet. Each of them acknowledges and agrees that such proxy is coupled with an interest, constitutes, among other things, an inducement for BP Holdings and Nu Skin Enterprises to enter into this Agreement, is irrevocable and shall not be terminated by operation of law or otherwise upon the occurrence of any event (other than the termination of this Agreement) and that no subsequent proxies will be given (and if given will not be effective). Each of them shall execute such instruments or take such further actions as may be necessary to cause the shares of Big Planet Common or Big Planet Series A Preferred owned by him or it, as the case may be, and any other voting securities of Big Planet which he or it may own, to be voted as directed by Nu Skin Enterprises pursuant to such proxy. Any such proxy shall terminate upon the termination of this Agreement in accordance with its terms.

         10.6 Non-Competition. Each of Nu Skin USA, King, Doman, and Ricks agree that Big Planet's (and its successor's) successful operation depends, to a great extent, on special knowledge and expertise possessed by each of them in the business of marketing and selling computer, Internet, telecommunications, and other products and services through electronic commerce or network or multi-level marketing. Consequently, as further consideration of the transactions contemplated herein and Big Planet's agreement to purchase the King Redemption Shares, the Doman Redemption Shares, and the Ricks Redemption

Shares, each of Nu Skin USA, King, Doman, and Ricks for a period of one (1) year following the Closing, agrees not to engage, directly or indirectly, personally or as an employee, agent, consultant, partner, manager, member, officer, director, shareholder or otherwise, in any business activities (i) involving the providing of computer, Internet, or telecommunications services or products through network or multi-level marketing, or (ii) any other business that is competitive with the network marketing business then conducted by Big Planet or its successors, nor shall they entice, induce or encourage any of Big Planet's officers or directors, other employees, consultants or independent contractors to engage in any activity that, were it done by King, Doman, or Ricks, would violate any provision of this Section 10.6; provided, that their ownership of one percent (1%) or less of the outstanding stock of any corporation listed on the New York or American Stock Exchange or included in the National Association of Securities Dealers Automated Quotation System shall not be considered to be a violation of this Section 10.6. This Section 10.6 shall apply only with respect to any state, foreign country or geographic area or region in which Big Planet or its successors does business during the term of the covenants contained in this Section 10.6. Each of Nu Skin USA, King, Doman, and Ricks expressly agrees and acknowledges that (w) this covenant not to compete is reasonable as to time and geographic scope and area and does not place any unreasonable burden on them, (x) the general public will not be harmed as a result of the enforcement of this covenant not to compete, (y) each of them has requested or has had the opportunity to request that his personal legal counsel review this covenant not to compete, and (z) each of them understands and hereby agrees to each and every term and condition of this covenant not to compete.

         10.7 Non-Solicitation of Employees. In consideration of the covenants and agreements of Big Planet and Nu Skin Enterprises contained herein, and as a further inducement to cause Big Planet and Nu Skin Enterprises to enter into this Agreement, each of Nu Skin USA, King, Doman, and Ricks agrees that for a period of one (1) year after the Closing of the Merger he or it shall not, directly or indirectly, for his or its own account or the account of any other person or entity with which he or it shall become associated in any capacity or in which he or it shall have any ownership interest, (a) solicit for employment or employ any person who, at any time during the preceding twelve (12) months, is or was employed as a director level or above employee by Big Planet or any of its successors, regardless of whether such employment is direct or through an entity with which such person is employed or associated, or otherwise intentionally interfere with the relationship of Big Planet or any of its successors with any person who or which is at the time employed by Big Planet or any of its successors, or (b) induce any director level or above employee of Big Planet or any of its successors to engage in any activity that such employee is prohibited from engaging in under any agreement between such employee and Big Planet or any of its successors or to terminate their employment with Big Planet or any of its successors. The foregoing shall not prohibit any person or entity with which King or Doman may be affiliated from hiring an employee or former employee of Big Planet or any of its successors, provided that such hiring results exclusively and directly from such employee's affirmative response to a general advertisement effort (such as an ad in a newspaper) by such person or entity (with no encouragement or recommendation, directly or indirectly, by either King or Doman of such person to respond to such advertisement effort or apply for any job opening), and, provided further, that neither King nor Doman shall have any personal contact or communication, directly or indirectly, with any such employee regarding any such job opening prior to his or her being hired by such person or entity.

         10.8 Indemnification. As an inducement for Nu Skin Enterprises to enter into this Agreement, each of Nu Skin USA, King, Doman, and Ricks (collectively, the "Indemnifying Parties") shall:

                  10.8.1 Indemnify, defend and hold harmless Nu Skin Enterprises, Big Planet (and its successor), and each of their respective Affiliates (other than Nu Skin USA), including BP Holdings, who are Parties to this Agreement and each of their respective officers, directors, and agents (each an "Indemnified Party") from and against any and all losses, damages, claims, liabilities, actions, causes of action, costs, expenses (including attorney's fees) investigations, proceedings, demands, obligations, equitable remedies, or judgments (collectively, "Losses") arising out of or relating to (i) any breach of any of the representations and warranties of Big Planet, Nu Skin USA, King, Doman, or Ricks contained in this Agreement, (ii) any breach of any covenant or agreement of Nu Skin USA, King, Doman, or Ricks contained in this Agreement, (iii) any brokerage fees, commissions, or finders' fees payable on the basis of any action taken by Big Planet or any of its Affiliates (other than Nu Skin Enterprises or BP Holdings), (iv) any Liability for Taxes of Big Planet relating to any periods beginning prior to the Closing Date and ending prior to or on the Closing Date or arising out of or incurred as a result of the transactions contemplated by this Agreement and any Liability of Big Planet under Section 5.12 above (and any Liability to Nu Skin Enterprises and Big Planet Holdings for matters related to this clause (iv) shall exist independent of Liability under clause (i) of this Section 10.8.1), (v) any downward adjustment to the Merger Consideration as provided for herein (provided, however, that any such downward adjustment shall not be subject to the basket or cap set forth in the Indemnification Limitation Agreement, as amended by the First Amendment to Indemnification Limitation Agreement), (vi) any Liabilities not reflected on the balance sheet of Big Planet dated March 31, 1999 arising from or relating to the actions or inactions of Big Planet prior to the Closing Date, (vii) any costs, expenses, or Losses in excess of $450,000 (the "Year 2000 Basket") incurred by Nu Skin Enterprises or BP Holdings or any of their respective Affiliates (a) to make any of the products or internal systems of Big Planet Year 2000 Compliant (including, but not limited to, all internal costs and expenses incurred, whether or not budgeted, and all third-party out-of-pocket costs and expenses incurred; provided, however, that with respect to any internal costs and expenses incurred for salaries and associated expenses of employees who are not engaged full-time in making such products or internal systems Year 2000 Compliant, such costs and expenses will be reasonably allocated in accordance with the amount of time actually devoted to such efforts) or (b) as a result of any of the products or internal systems of Big Planet not being Year 2000 Compliant, (viii) any judgment or any costs or expenses, including attorneys' fees (both before, during, and after trial) incurred by Nu Skin Enterprises or BP Holdings in connection with the lawsuit captioned Netscape Communications Corporation v. Big Planet, Inc., et al., pending in the United States District Court, Northern District of California (San Jose Division), Case No. C-99-20144 (JW) (PVT)(ARB), and (ix) any and all Losses suffered or incurred by an Indemnified Party by reason of or in connection with any claim or cause of action or Legal Action of any third party to the extent arising out of any action, inaction, event, condition, Liability, or obligation of any of the Indemnifying Parties occurring or existing prior to the Closing Date.

                  10.8.2 An Indemnified Party shall give the Indemnifying Parties notice of any matter that an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within sixty (60) days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the Indemnifying Parties from any of their obligations under this
Section 10 except to the extent the Indemnifying Parties are materially prejudiced by such failure and shall not relieve the Indemnifying Parties from any other obligation or Liability that they may have to any Indemnified Party otherwise than under this Section 10. The obligations and liabilities of the Indemnifying Parties under this Section 10 with respect to Losses arising from claims of any third-party which are subject to the indemnification provided for in this Section 10 ("Third-Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third-Party Claim, the Indemnified Party shall give the Indemnifying Parties notice of such Third-

Party Claim within thirty (30) days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Parties from any of their obligations under this
Section 10 except to the extent the Indemnifying Parties are materially prejudiced by such failure and shall not relieve the Indemnifying Parties from any other obligation or Liability that they may have to any Indemnified Party otherwise than under this Section 10. If the Indemnifying Parties acknowledge in writing their obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third-Party Claim, then the Indemnifying Parties shall be entitled to assume and control the defense of such Third-Party Claim at their expense and through counsel of their choice if they give notice of their intention to do so to the Indemnified Party within five (5) days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Parties then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Parties. In the event the Indemnifying Parties exercise the right to undertake any such defense against any such Third-Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Parties in such defense and make available to the Indemnifying Parties, at the Indemnifying Parties' expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Parties. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third-Party Claim, the Indemnifying Parties shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Parties' expense, all such witnesses, records, materials and information in the Indemnifying Parties' possession or under the Indemnifying Parties' control relating thereto as is reasonably required by the Indemnified Party. No such Third-Party Claim may be settled by the Indemnifying Parties without the prior written consent of the Indemnified Party.

                  10.8.3 The respective liability of the Indemnifying Parties under this Section 10.8 shall be limited and restricted as provided by the Indemnification Limitation Agreement, as amended by the First Amendment to Indemnification Limitation Agreement; provided, however, that any claims brought by an Indemnified Party against any of the Indemnifying Parties for a breach of any of the representations and warranties contained in Sections 10.2.2, 10.2.8, 10.3.1, or 10.3.8 above or based upon fraud shall not be subject to the restrictions and limitations set forth in Indemnification Limitation Agreement, as amended by the First Amendment to Indemnification Limitation Agreement; provided further, however, that (a) claims for indemnification under clause
(vii) of Section 10.8.1 above shall not be subject to the $250,000 basket provided for in the Indemnification Limitation Agreement, as amended by the First Amendment to Indemnification Limitation Agreement, but rather shall be subject to the Year 2000 Basket (but shall nevertheless be subject to the $17,500,000 cap set forth in Section 1.1 of the Indemnification Limitation Agreement) , and (b) claims for indemnification under clause (viii) of Section
10.8.1 above shall not be subject to the $250,000 basket provided for in the Indemnification Limitation Agreement, as amended by the First Amendment to Indemnification Limitation Agreement, but rather shall be subject to the Netscape Litigation Basket (as that term is defined in the First Amendment to Indemnification Limitation Agreement) (but shall nevertheless be subject to the $17,500,000 cap set forth in Section 1.1 of the Indemnification Limitation Agreement).

         10.9 Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of the Closing) and shall continue in full force and effect until the second anniversary of the Closing Date.

         10.10 Equity and Other Incentives. In consideration of the covenants and agreements of King, Doman, and Ricks contained herein, and as a further inducement to cause King, Doman, and Ricks to enter into this Agreement, Nu Skin Enterprises agrees at the Closing to comply with the requirements of Exhibit "G" attached hereto.

         10.11 Repayment of Debt. As set forth in Section 2.2.1 above, at the Closing King agrees to pay to Big Planet and Nu Skin Enterprises all amounts borrowed from and due and owing to such entities immediately prior to the Closing. Doman agrees to pay to Big Planet and Nu Skin Enterprises all amounts borrowed from and due and owing to such entities immediately prior to the Closing as set forth in Section 2.2.2 above. In addition, Ricks agrees to pay to Big Planet and Nu Skin Enterprises all amounts borrowed from and due and owing to such entities immediately prior to the Closing as set forth in Section 2.2.3 above. A list of all such amounts borrowed from and due and owed by King, Doman, and Ricks immediately prior to the Closing is set forth in Section 10.11 of the Disclosure Schedule.


                                   SECTION 11

                                  MISCELLANEOUS

11. MISCELLANEOUS.

         11.1 Press Releases and Public Announcements. Nu Skin Enterprises may issue press releases and make public announcements relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Parties. No other Party may make any press release or other announcement concerning this Agreement or any transactions contemplated herein without the consent of Nu Skin Enterprises.

         11.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         11.3 Entire Agreement. This Agreement (including the documents referred to herein) and all Exhibits and Schedules attached hereto constitute the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between or among the Parties (whether written or oral), to the extent they related in any way to the subject matter hereof.

         11.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that BP Holdings and Nu Skin Enterprises may (i) assign any or all of their rights and interests hereunder to one or more of their Affiliates and (ii) designate one or more of their Affiliates to perform its obligations hereunder (in any or all of which cases BP Holdings nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         11.5 Counterparts. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

         11.6 Headings. The Section and subsection headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two (2) business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Big Planet:                                    with a copy to:

         Big Planet, Inc.                                     Holland & Hart, LLP
         75 West Center                                       215 South State Street, Suite 500
         Provo, Utah 84601                                    Salt Lake City, Utah  84111
         Attention:  Richard W. King                          Attention:  David R. Rudd, Esq.
         E-Mail Address:  richardk@bigplanet.com              Fax No.:  (801) 364-9124
                                                              E-Mail Address:  drudd@hollandhart.com

         If to King:                                          If to Doman:

         Richard W. King                                      Kevin V. Doman
         1932 West 1600 North                                 1320 East 140 South
         Provo, Utah 84604                                    Lindon, Utah 84042
         Fax No.:   (801) 375-2614                            E-Mail Address:  kevind@bigplanet.com
         E-Mail Address:  richardk@bigplanet.com

         If to Ricks:                                         with a copy to:

         Nathan W. Ricks                                      Rob Hicks, Esq.
         7561 South Quicksilver Drive                         1162 North 1050 East
         Salt Lake City, Utah 84121                           Orem, Utah 84097
         Fax No.:  (801) 943-7554                             Fax No.:  (801) 434-7497
         E-Mail Address:  nathan@bigplanet.com                E-Mail Address:  robhicks@utah-inter.net

         If to Nu Skin Enterprises:                           with a copy to:

         c/o Nu Skin Enterprises, Inc.                        LeBoeuf, Lamb, Greene & MacRae, L.L.P.
         75  West Center Street                               136 South Main Street, Suite 1000
         Provo, Utah 84601                                    Salt Lake City, Utah 84101-1685
         Attention: M. Truman Hunt, Esq.                      Attention: Nolan S. Taylor, Esq.
         Fax No.:   (801) 345-3099                            Fax No.:  (801) 359-8256
         E-Mail Address:  mhunt@nuskin.net                    E-Mail Address:  ntaylor@llgm.com


Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient or receipt is confirmed electronically or by mail. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Utah without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah.

         11.9 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties.

         11.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         11.11 Expenses. Nu Skin USA shall pay all costs and expenses (including, but not limited to, legal and accounting fees and expenses) incurred by it or by Big Planet with respect to or in connection with the transactions contemplated herein, including any fees that may be assessed by any third-party for its consent hereto or the grant of any assignment required hereby. Big Planet also agrees that it has not paid any amount to any third-party, and will not pay any amount to any third-party with respect to any of the costs and expenses of Big Planet (including any of its legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby. Notwithstanding the foregoing, Nu Skin Enterprises and Nu Skin USA will share equally the cost of any filing fee paid in connection with any Hart-Scott-Rodino Act filing or any fee paid in connection with the transfer or reissuance of any permit, license, certificate, approval, or authority used in Big Planet's business.

         11.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation." Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         11.13 Incorporation of Recitals, Exhibits, and Schedules. The above Recitals and all Exhibits and Schedules identified in or attached to this Agreement are deemed to be incorporated herein by reference and made a part hereof.

         11.14 Specific Performance. Each Party acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Parties shall be entitled, without the necessity of posting a bond or proving actual damages, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 11.15 below), in addition to any other remedy to which it may be entitled, at law or in equity.

         11.15 Submission to Jurisdiction. Each Party submits to the jurisdiction of any state or federal court sitting in Salt Lake City or Provo, Utah, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each Party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

         11.16 Recovery of Litigation Costs. If any legal action or other proceedings is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

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                                      -46-

         IN WITNESS WHEREOF, the Parties have caused this Agreement and Plan of Merger and Reorganization to be signed as of the day and year first above written.


                                       NU SKIN ENTERPRISES, INC.


                                       By:  /s/ M. TRUMAN HUNT
                                          --------------------------------------
                                            M.  Truman Hunt
                                       Its:  Vice President and General Counsel


                                       BIG PLANET HOLDINGS, INC.


                                       By:  /s/ M. TRUMAN HUNT
                                          --------------------------------------
                                            M. Truman Hunt
                                       Its:     Secretary


                                       BIG PLANET, INC.


                                       By:  /s/ RICHARD W. KING
                                          --------------------------------------
                                            Richard W. King
                                       Its:     President


                                       /s/ RICHARD W. KING
                                       -----------------------------------------
                                       Richard W. King


                                       /s/ KEVIN V. DOMAN
                                       -----------------------------------------
                                       Kevin V. Doman


                                       /s/ NATHAN W. RICKS
                                       -----------------------------------------
                                       Nathan W. Ricks


                                       NU SKIN USA, INC.


                                       By:  /s/ STEVEN J. LUND
                                       -----------------------------------------
                                       Its:
                                            ------------------------------------


                        [Schedules and Exhibits Omitted]


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